Exhibit 10.1

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such omissions are designated as ***.

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (the “Agreement”), effective as of the 25th day of February 2002 (the “Effective Date”), as modified by the Addendum effective December 22, 2003 and the Second Addendum effective December 1, 2004, and as further amended and restated effective as of February 8th, 2007 (the “Amendment Date”), is made by and between Pharmacopeia Drug Discovery, Inc. (as successor in interest to Pharmacopeia, Inc.), a Delaware corporation, having a principal place of business at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 (“Pharmacopeia”), and N.V. Organon, a Dutch Company limited by Shares, having a principal place of business at Kloosterstraat 6, 5342 AB Oss, The Netherlands (“Organon”).

BACKGROUND

WHEREAS, Pharmacopeia has internal expertise in the screening and optimization of compounds;

WHEREAS, Organon is interested in utilizing the expertise of Pharmacopeia in the identification of Lead Compounds and Optionable Development Candidates against certain Targets; and

WHEREAS, Organon and Pharmacopeia wish to enter into a Research Collaboration the objective of which will be for Pharmacopeia to deliver Lead Series (as defined herein); for Pharmacopeia and Organon to collaboratively optimize certain of these Lead Series into Optionable Development Candidates; for Organon to develop market and sell Collaboration Products; and for Pharmacopeia to have certain co-development and co-commercialization rights.

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth in this Agreement, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

1.1                                 “Affiliate” means any Person controlled by, controlling, or under common control with a Party. For the purpose of this Section 1.1 only, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) (or, if less, the maximum ownership interest permitted by law) of the voting securities or other ownership interest of a Person.

1.2                                 “Acquired Program” has the meaning set forth in Section 2.9(c1).

1.3                                 “Assay” collectively refers to the Primary Assay and the Secondary Assay.

1.4                                 “Assay Improvements” have the meaning set forth in Section 2.3.

1.5                                 “Back-up Program” has the meaning set forth in Section 2.2(b)(iii).

1.6                                 “Buy-up” has the meaning set forth in Section 2.9.

1.7                                 “Collaboration Product” means any therapeutic or prophylactic product that contains a Second Research Term Lead Compound or Derivative Compound thereof or an Optionable Development Candidate.

1.8                                 “Columbia License” means that certain license agreement effective as of July 16, 1993, as amended and restated as of October 6, 1995, and as further amended and restated effective as of July 1, 2003, entered by and between Pharmacopeia and the Trustees of Columbia University in the City of New York and the Cold Spring Harbor Laboratory.

1.9                                 “Combination Product” means any therapeutic or prophylactic product that comprises two (2) or more active ingredients, at least one of which is a Second Research Term Lead Compound or a Derivative Compound thereof or an Optionable Development Candidate.

1.10                           “Confidential Information” as to each Party, means such Party’s confidential information, Patent Rights and Know-how, all the data and materials of that Party relating to the Research Collaboration, the Target Information, Lead Compounds, Organon Compounds, Derivative Compounds thereof and Collaboration Products, and including without limitation, all research, technical, clinical development, manufacturing, marketing, financial, personnel, and other business information and plans of such Party.

1.11                           “Controls” or “Controlled” means possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.12                           “Derivative Compound” means a compound which is a chemical modification of a Lead Compound or other active structure disclosed by one Party to the other with respect to a particular Target, having potency at a level to be determined by the JRC with respect to such Target, which (i) results from a chemical synthesis program based on a Lead Compound or other active structure disclosed by one Party to the other, or (ii) is based on structure-function data relating thereto, or (iii) is based on Developed Technology. For clarification purposes, subject to ***. These compounds will ***. Further, it is understood that Derivative Compounds ***.

1.13                           “Developed Technology” means any and all data or information whether tangible or intangible, including without limitation the Parties’ Know-how and Patent Rights, which (i) is necessary to make or use Lead Compounds or Development Candidates, or to develop, make, use or sell Collaboration Products based thereon, and (ii) which was conceived or reduced to practice during and in the course of the Research Collaboration, by employees or agents of Organon, Pharmacopeia and any of their respective Affiliates, either alone or jointly. Developed Technology shall not include Pharmacopeia Base Technology, Organon Base Technology or Excluded Technology.

1.14                           “Development Candidate” means any Lead Compound or Derivative Compound with respect to which Organon has elected to pursue a GLP toxicity study.

1.15                           “Development Program” has the meaning set forth in Section 2.9(b).

1.16                           “Economic Interest” means the ***.

1.17                           “EMEA” means the European Medicines Evaluation Agency and any successor entity thereto.

1.18                           “Excluded Technology” means any and all technical data or information, whether tangible or intangible, including without limitation Know-how and Patent Rights owned or Controlled by Pharmacopeia or its Affiliates relating to the Columbia License, the creation or use of encoded combinatorial chemical compound libraries, tag or marker compound engineering and decoding, computer software, or high throughput screening assays.

1.19                           “Exclusivity Period” has the meaning set forth in Section 4.1.

1.20                           “Fair Market Value” means the cash consideration, which a willing seller would realize from an unrelated willing buyer in an arm’s length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

1.21                           “FDA” means the U.S. Food and Drug Administration, or any successor thereto.

1.22                           “First Commercial Sale” means, with respect to a Collaboration Product in any country, the first sale for use or consumption by the general public of such Collaboration Product in such country after all Regulatory Approvals have been obtained in such country.

1.23                           “FTE” means a ***.

1.24                           “Inactive Compound” means a Pharmacopeia Compound that was screened in the Research Collaboration against a Target and was not found to show activity against such Target. This activity can be agonistic or antagonistic or modulatory in nature.

1.25                           “IND” means an Investigational New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder for initiating clinical trials in the United States, or any corresponding foreign application, registration or certification.

1.26                           “Initial Research Term” means the period commencing on the Effective Date and ending on the earlier of (i) the designation of the eighth (8th) Lead Compound pursuant to Section 2.4, 2.2(c)(i)(4) or 2.2(c)(i)(5), or (ii) February 25, 2007.

1.27                           “Initial Research Term Lead Compound” or “Initial Research Term Lead Series” means any Lead Compounds designated during the Initial Research Term pursuant to Section 2.4, 2.2(c)(i)(4) or 2.2(c)(i)(5). Such Lead Compounds shall be considered Transferred Programs as defined in this Agreement. Notwithstanding the preceding sentences, “Initial Research Term Lead Compounds” shall exclude any Lead Compound selected for Lead Optimization pursuant to Section 2.2(b) hereof. Promptly following the conclusion of the Initial Research Term, the JRC’s meeting minutes shall be updated to reflect all Lead Series identified during the Initial Research Term.

1.28                           “Joint Research Committee” or “JRC” means the entity organized to supervise the Research Collaboration and acting pursuant to Article 3.

1.29                           “Know-how” means all inventions, technology, or other information discovered or developed by or for a Party as of the Effective Date, or in connection with and during the Research Collaboration, whether or not patentable, constituting materials, methods, processes, techniques or data, necessary for the development, manufacture or use of Lead Compounds or Derivative Compounds, or for the manufacture, use or sale of a Collaboration Product.

1.30                          “Lead Compound” means a Pharmacopeia Compound, other than a Non-Designated Lead Compound or Non-Designated Development Series, which meets the criteria set forth in Section 2.4 and is available for license to Organon pursuant to the terms and conditions of this Agreement. For clarification purposes, subject to Section 4.5.3, it is understood that Organon can independently find compounds against the Target from its own discovery activities. These compounds will not be designated as Lead Compounds if Organon, as shown by contemporaneous documentation, has developed these compounds independently of the intellectual property described in Section 1.12(i) - (iii). Further, it is understood that Lead Compounds with respect to a Target shall not include a compound if information about such compound’s activity against the Target already was in the public domain.

1.31                           “Lead Optimization” means the work carried out by the Parties to produce Optionable Development Candidates from Lead Compounds as per Section 2.2(b).

1.32                           “Lead Series” has the meaning set forth in Section 2.4.

1.33                           “Library” means any chemical compound library prepared by or on behalf of Pharmacopeia and screened pursuant to the Research Collaboration.

1.34                           “Library Compound” means any compound that was, prior to the Effective Date, or is, at any time during the Research Term, contained in a Library.

1.35                           “Major Market Country” means the U.S., U.K., Germany, France, Spain, Italy, The Netherlands, or Japan.

1.36                           “Manhour” shall mean the ***. Manhours shall include ***.

1.37                           “Manhour Tariff” shall mean the ***. The ***. It is understood and agreed that the ***.

1.38                           “NDA” means a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent with a Regulatory Agency.

1.39                           “Net Sales” means the ***.

A “sale” ***. In the event that a ***. A “sale” ***. In the event that a ***

The sale of a ***. All sales of ***. The sale of a ***. All sales of ***.

To calculate the ***.

1.40                           “Non-Active Compound” means any compound jointly conceived by the Parties during the Second Research Term, which is not a Second Research Term Lead Compound, Derivative Compound or Development Candidate, and with respect to which the JRC has explicitly decided not to pursue research and development against the Target. It is understood and agreed that if ***.

1.41                           “Non-Designated Development Series” has the meaning set forth in Section 2.2(b)(viii)(A).

1.42                           “Non-Designated Lead Compound” has the meaning set forth in Section 2.4(c).

1.43                           “Option Fee” has the meaning set forth in Section 2.9.

1.44                           “Opt-out” has the meaning set forth in Section 2.9(d).

1.45                           “Optionable Development Candidate” means a compound that was the subject of Lead Optimization work under this Agreement as per Section 2.2(b) that meets the Development Candidate criteria defined by the JRC for the specific Target.

1.46                           “Organon Base Technology” means any and all technical data or information, whether tangible or intangible, including without limitation Organon’s Know-how and Patent Rights (i) ***, and (ii) ***.

1.47                           “Organon Compound” has the meaning set forth in Section 2.5.

1.48                           “Party” means Pharmacopeia or Organon. Pharmacopeia and Organon shall be collectively referred to as the Parties.

1.49                           “Patent Committee” means that committee to be formed pursuant to Section 3.5.

1.50                           “Patent Rights” means any and all patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) which as of the Effective Date or during the term of this Agreement are ***.

1.51                           “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.52                           “Pharmacopeia Compound” means a Library Compound or a compound identified by Pharmacopeia in the Research Collaboration.

1.53                           “Phase I,” “Phase II” and “Phase III” means Phase I (or Phase I/II), Phase II (or Phase II/III) and Phase III clinical trials, respectively, in each case as prescribed by applicable FDA IND Regulations, or any corresponding foreign statutes, rules or regulations.

1.54                           “Pharmacopeia Base Technology” means any and all technical data or information, whether tangible or intangible, including without limitation Pharmacopeia’s Know-how and Patent Rights (i) ***, and (ii) ***.

1.55                           “Pivotal Trial” means a clinical trial designed to establish efficacy sufficient to allow Regulatory Approval for marketing authorization.

1.56                           “Potential Lead Compound” has the meaning set forth in Section 2.4(b).

1.57                           “Primary Assay” means on a Target-by-Target basis, the primary assay provided by either Party for screening in the Research Collaboration.

1.58                           “Program Development Costs” means, with respect to any ***.

1.59                           “Project Team” has the meaning set forth in Section 3.1.

1.60                           “Proposed Target” has the meaning set forth in Section 2.2(a).

1.61                           “Regulatory Agency” means the FDA or the applicable department, bureau or other governmental regulatory authority in each country in the Territory involved in the granting of Regulatory Approvals.

1.62                           “Regulatory Approval” means any and all approvals (including price reimbursement approvals), licenses, registrations, or authorizations of any Regulatory Agency, necessary for the commercial marketing of a Collaboration Product.

1.63                           “Research Collaboration” means the research activities undertaken by the Parties pursuant to Article 2.

1.64                           “Research Plan” on a Target-by-Target basis, means all information relating to the Parties’ respective activities with respect to a Target, including but not limited to the Target Information. Minutes of JRC meetings, if signed by a JRC representative of each Party, shall be deemed included within the Research Plan.

1.65                           “Research Term” is defined in Section 15.2.

1.66                           “Research Year One” means the period commencing at the end of the Start-Up Phase and ending twelve (12) months thereafter.

1.67                           “Research Year Two” means the period commencing at the end of Research Year One and ending twelve (12) months thereafter.

1.68                           “Research Year Three” means the period commencing at the end of Research Year Two and ending twelve (12) months thereafter.

1.69                           “Research Year Four” means the period commencing at the end of Research Year Three and ending twelve (12) months thereafter.

1.70                           “Reverted Lead Compound” has the meaning set forth in Section 7.2.

1.71                           “Second Research Term” means the period commencing on the day after the end of the Initial Research Term, and ending five (5) years thereafter, unless earlier terminated pursuant to Section 15.3.3(c).

1.72                           “Second Research Term Lead Compound” or “Second Research Term Lead Series” means any Lead Compound other than an Initial Research Term Lead Compound.

1.73                           “Secondary Assay” means on a Target-by-Target basis, one or more assays provided by either Party, such as, for example, an assay for the characterization of selectivity or in vitro efficacy of a Pharmacopeia Compound against a Target.

1.74                           “Start-Up Phase” means the period commencing on the Effective Date and ending six (6) months thereafter.

1.75                           “Sublicensee” as to each Party means a Person other than an Affiliate of a Party to whom has been granted sublicense rights under the license granted each Party hereunder, which rights include at least the right to sell a Collaboration Product. As used in this Agreement, “Sublicensee” shall also include a Third Party to whom a Party has granted a sublicense under this Agreement to distribute such Collaboration Product, provided that such Third Party has the primary responsibility for marketing and promotion, at its expense, of such Collaboration Product within countries in the Territory for which such distribution rights are granted, which marketing and promotional activities are not subsidized directly or indirectly by that Party, such as, without limitation, through a specific allowance or a guaranteed selling margin for such Third Party meant to cover its expenses. Third Parties that are permitted to manufacture or finish Collaboration Products for supply to a Party, its Affiliates or Sublicensees are not “Sublicensees.”

1.76                           “Sublicense Income” means, as it relates to Pharmacopeia, any consideration paid to Pharmacopeia by each Sublicensee gaining rights pursuant to the provisions of Section 5.6.2, such consideration including, without limitation, any income or compensation received from Third Parties either as upfront payments, signing fees, milestone payments, as well as the Fair Market Value of any quid product or other non-cash consideration paid by each Sublicensee to Pharmacopeia.

1.77                           “Target” has the meaning set forth in Section 2.2.

1.78                           “Target Information” means on a Target-by-Target basis, all information relating to the identity of the Target, any modifications that Organon proposes to the standard criteria for a Lead Compound set forth in Table 1, the chemistry and protocol of the Primary Assay, any reference standards and Secondary Assay to be run at Organon or transferred to Pharmacopeia as the case may be, and any other enabling information relevant to the conduct of the activities of the Parties hereunder. “Target Information” shall also include on a Target-by-Target basis, any relevant Organon or Third Party patent application or patent of which Organon is aware, as well as the status of Organon’s efforts in connection with its development of compounds against a Target. For the avoidance of doubt, compound structure information shall not be part of Target Information.

1.79                           “Territory” means all the countries of the world.

1.80                           “Third Party” means any Person other than Organon, its Affiliates or Sublicensees and Pharmacopeia or its Affiliates.

1.81                           “Transferred Programs” means those compounds referred to in Section 2.2(c)(i) for which Pharmacopeia has agreed, pursuant to this Agreement, to forgo milestone and royalty payments from Organon as set forth in Section 2.2(d). A list of the targets applicable to such Transferred Programs as of the Amendment Date is attached hereto as Exhibit B.

ARTICLE 2

RESEARCH COLLABORATION

2.1                                 Goals of Research Collaboration.

2.1.1                        General. Each Party shall (i) undertake an interactive, cooperative role in the Research Collaboration with the other Party as set forth in the Research Plan, and such other activities which from time to time, the JRC decides are necessary for the continuing success of the Research Collaboration; (ii) use commercially reasonable efforts to diligently perform its activities pursuant to the Research Plan, including, without limitation, by using personnel with sufficient skills and experience together with sufficient equipment and facilities, to carry out such Party’s obligations under the Research Collaboration and to accomplish the objectives of the Research Collaboration; and (iii) conduct the Research Collaboration in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any good laboratory practices to attempt to achieve its objectives efficiently and expeditiously.

2.1.2                        Activities of Pharmacopeia. In consideration for the funding provided by Organon, Pharmacopeia shall:

(a) utilize the appropriate screening and optimization resources to screen ***, with the ***,

(b) utilize the appropriate screening and optimization resources to screen ***. (The delivery of ***). It is expected that the foregoing can be accomplished through the screening of Pharmacopeia Compounds against *** as provided herein.

(c) during the Second Research Term, at any one time, pursue an ***, selected by the Parties as set forth in Section 2.2(b) below, ***, these to be referred to as “Optionable Development Candidates”.

(d) provide Organon with the necessary feedback on the progress of its screening and optimization efforts to enable Organon to provide Pharmacopeia the support it requires to conduct its activities hereunder.

(e) subject to Section 15.3.3(c), continue to perform diligently under the Agreement during the Second Research Term even after achievement of the goals specified in Section 2.1.2(b) and (c).

(f) at its sole discretion, suggest and contribute Targets for consideration by the JRC under the terms of this Agreement.

2.1.3                        Activities of Organon. Organon Shall:

(a) during the Initial Research Term, identify and make available to Pharmacopeia ***

(b) during the Second Research Term, identify and make available to Pharmacopeia ***, to enable Pharmacopeia to select a subset of such targets that shall become the focus of the screening activities of Pharmacopeia hereunder. Organon shall make available to Pharmacopeia ***. With each such target, Organon shall also provide to Pharmacopeia all pertinent Target Information and key reagents essential to run the Assay. In addition, with respect to each Target, Organon shall make available to Pharmacopeia any Secondary Assay that (i) is required to confirm that a Pharmacopeia Compound potentially meets the criteria for a Lead Compound and (ii) is not already in Pharmacopeia’s possession. In addition to the foregoing, Organon shall support the Research Collaboration, by making available to Pharmacopeia any other information, except for the structure information regarding Organon Compounds (as defined in Section 2.5) that is essential for Pharmacopeia to continue its activities hereunder, and if requested by Pharmacopeia, Organon shall ***.

(c) with respect to each Lead Compound or Lead Series selected by the Parties for Lead Optimization as set forth in Section 2.2(b) below, ***.

2.1.4                        Subcontracting. A Party (hereinafter the “Subcontracting Party”) may engage Third Party subcontractors (including contract research organizations) to perform certain of its obligations under this Agreement. Any Third Party subcontractor to be so engaged to perform a Party’s obligations set forth in this Agreement shall have sufficient expertise to meet the qualifications typically required by such Subcontracting Party for the performance of work similar in scope and complexity to the subcontracted activity. The activities of any such Third Party subcontractors shall be considered activities of the Subcontracting Party under this Agreement. A Subcontracting Party shall be responsible for ensuring compliance by its Third Party subcontractors, if any, with the terms of this Agreement, including obligations of confidentiality. Further, the Subcontracting Party shall ensure in any subcontracting arrangement that it obtains sole ownership of all inventions, data and related intellectual property rights made or developed by such Third Party subcontractor involving the manufacture or use of any Target, Lead Compound, Derivative Compound, Optionable Development Candidate, or Collaboration Product.

2.2                                 Selection of Targets.

(a)                                  Selection of Targets for Screening. As provided in Section 2.1.3, during the Initial Research Term and the Second Research Term, Organon shall make available to Pharmacopeia respective sets of ***, from which Pharmacopeia shall select a subset that will become the focus of the Parties’ activities in the Research Collaboration. At any one time, Organon shall make available ***. Each target made available to Pharmacopeia shall be referred to as a “Proposed Target.” Pharmacopeia shall inform Organon if it has previously screened against a Proposed Target, or is prevented from screening a Proposed Target pursuant to Third Party obligations. For each Proposed Target, Organon shall make available to Pharmacopeia the Target Information, and such other information as Pharmacopeia may reasonably request. For each Proposed Target, Pharmacopeia shall review and, if need be, discuss with Organon the Target Information. For each Proposed Target, Pharmacopeia shall assess whether the criteria for Lead Compound designation set forth in Section 2.4(a) is applicable to such Proposed Target and shall determine whether such criteria need to be modified to enable Pharmacopeia to accomplish the goals of the Research Collaboration with respect to such Proposed Target. If the Target Information for any given Proposed Target requires a modification of the criteria in Table 1, the JRC shall discuss such modification and shall redefine such criteria. Following such modification, if any, Pharmacopeia shall notify Organon whether it accepts the Proposed Target, and following such acceptance, the Proposed Target shall be deemed a “Target” for purposes of this Agreement. Any target which is not selected by Pharmacopeia as it is made available by Organon may be selected at a later date by Pharmacopeia subject to approval by Organon, which approval shall not be unreasonably withheld, and subject to the procedure set forth in this Section.

(b)                                 Selection of Lead Compounds for Lead Optimization. During the Second Research Term, Organon shall propose to Pharmacopeia Lead Optimization programs based on Lead Series designated pursuant to Section 2.4, with the goal of optimizing such Lead Series so as to be suitable for designation as Optionable Development Candidates, provided that ***. Organon shall endeavor to enable Pharmacopeia to ***. If ***. If Organon is unable to enable Pharmacopeia to conduct any Lead Optimization as set forth above, this shall not result in any change in the payments due from Organon to Pharmacopeia under this Agreement.

(i)  Development Candidate Criteria. For any program which is selected for Lead Optimization activities under this Agreement, specific Development Candidate criteria shall be discussed and approved by the JRC. The Development Candidate Criteria will, in general, include the items shown in Exhibit D. The JRC may, at any time, review the progress of the specific Lead Optimization program. In such an event, the JRC may determine that the Research Collaboration with respect to a particular compound has, notwithstanding the express criteria set forth and approved by the JRC, on balance achieved a stage of development consistent with such criteria, and therefore, such compound shall be designated as an Optionable Development Candidate.

(ii)  Pharmacopeia Co-development / Co-promotion Option. With respect only to the Optionable Development Candidates, Section 2.9 will apply.

(iii)  Back-up Development Candidates. After Pharmacopeia has exercised the Buy-up with respect to an Optionable Development Candidate pursuant to Section 2.9, the Parties may further agree to initiate a program, independently of any Lead Optimization program, to produce a back-up development candidate with respect to the same Target as such Optionable Development Candidate (a “Back-up Program”). Prior to reaching such agreement, the Parties shall have a good faith discussion concerning the strategy for such proposed Back-up Program, including a review of all potential starting compounds. The Parties will agree where and how the work with respect to such Back-up Program will be carried out. Any such Back-up Program (a) shall be ***; (b) shall be ***; but (c) shall not be *** under this Agreement.

(iv)  Pharmacopeia Co-development / Co-promotion of Back-up Development Candidates. In the event that a Back-up Program results in the designation of a back-up Development Candidate pursuant to Section 2.2(b)(iii), further development and commercialization of such back-up Development Candidate shall be handled in accordance with Section 2.9 (i.e., *** pursuant to Section 2.9), except that such back-up Development Candidate shall ***.

(v)  Pharmacopeia’s Decision not to Pursue Back-up Program. If Pharmacopeia decides not to participate in a Back-Up Program pursuant to Section 2.2(b)(iii) with respect to a particular Target, then Organon may either, at Organon’s sole option:

(A)  ***.  In the event such ***. ***; or

(B) ***. It is understood and agreed that any decision by Pharmacopeia not to exercise the Buy-up with respect to such a back-up Development Candidate pursuant to Section 2.2(b)(v) shall not affect Pharmacopeia’s continued joint development and promotion, with Organon, of the previous Optionable Development Candidate active against the same Target pursuant to Section 2.9.

(vi)  INTENTIONALLY OMITTED.

(vii)  INTENTIONALLY OMITTED.

(viii)  Discontinuation of a Lead Optimization Program.

(A)  The JRC may, at any time, agree to terminate a Lead Optimization program. For a ***. During the ***. If ***. In the event that ***. In the event that ***.

(B)  In the event the JRC fails to reach agreement to terminate a particular Lead Optimization program, ***. In such case, the Lead Series associated with such program shall be considered and treated as “Non-Designated Lead Compounds” pursuant to Section 2.4(c), except that any such *** shall be subject to the following special conditions: (1) ***; and (2) ***. Notwithstanding the foregoing, at any time beginning ***.  If ***. The Parties may also discuss including the program under Section 2.2(b).

(C)  Research Uses After Termination of a Lead Optimization Program. Each Party may retain in its internal compound collection samples of any compound that was (1) jointly conceived by the Parties and (2) synthesized in the course of a Lead Optimization program with respect to any Target. After the termination of such Lead Optimization program, either Party may *** pursuant to the Research Collaboration. For example, such ***. Notwithstanding the foregoing, neither Party shall be obligated to supply samples of any such compound to the other Party. Further, neither Party grants to the other Party any rights under any intellectual property Controlled by such Party with respect to the research and development contemplated by this Section 2.2(b)(viii)(C). For the avoidance of doubt, reference to the ***.

(c)                                  Ongoing Status of Targets Screened by Pharmacopeia during the Initial Research Term. Effective as of the Amendment Date,

(i)  The following will be considered Transferred Programs:

(1) All Lead Series transferred under programs for the Targets specifically identified in Exhibit B, for which the ***;

(2) Those compounds disclosed or physically transferred under programs for the targets specifically identified on Exhibit B as ***;

(3) The *** compounds identified by Pharmacopeia during the Initial Research Term;

(4)  Subject to the terms of this Agreement, in the event that (i) Pharmacopeia has *** and (ii) the ***. Organon shall have the right to *** under this Section.

(5)  Subject to the terms of this Agreement, in the event that (i) Pharmacopeia has *** and (ii) the ***

(x) ***; or

(y) ***.

(z) ***.

(6) Any programs transferred under Section 15.3.3(c).

(ii) Should any current Research Collaboration program be subject to issue resolution pursuant to Sections 3.4 or 16.19, any decision under Section 2.2(c)(i)(4) or 2.2(c)(i)(5) will be delayed until resolution of the issue with respect to such program.

(iii)  On a Target-by-Target basis, and subject to the terms of this Agreement, including 2.2(c)(ii), all Targets screened by Pharmacopeia during the Initial Research Term, with respect to which no Lead Compound “delivery payment” has been paid pursuant to Section 7.1.2, and which Pharmacopeia is continuing to investigate as of the end of the Initial Research Term, may continue to be the subject of Pharmacopeia’s activities under the Agreement during the Second Research Term, unless Organon provides Pharmacopeia with written notice to the contrary within five (5) business days following the end of the Initial Research Term.

(d)  Transferred Programs.  Effective as of the Amendment Date, Pharmacopeia hereby waives its right to receive further compensation with respect to Transferred Programs or any compounds derived therefrom made by Organon based on a Transferred Program, subject to the following terms:

(i)  Pharmacopeia shall have no further obligation to make any further expenditures with respect to the Transferred Programs.

(ii) Pharmacopeia agrees that it shall have no further rights to use the Transferred Programs or to file any patent applications with respect thereto.

(iii) All such programs are hereby transferred to Organon, and Organon shall be relieved of any obligation with respect to Transferred Programs under this or any other previous agreement.

(iv)  Pharmacopeia shall provide Organon with any information, materials or data reasonably available and reasonably necessary for Organon to continue the development or commercialization of the Transferred Programs.

(v) Organon’s licenses to the Transferred Programs under the agreements listed in Exhibit B are hereby replaced by the following:  Subject to Section 2.2(d)(vii), Pharmacopeia hereby grants to Organon a ***.

(vi)  Pharmacopeia further agrees ***.

(vii) The only license granted to Organon with respect to the Transferred Programs is that set forth in Section 2.2(d)(v), above. The only *** is that set forth in Section 2.2(d)(vi), above. Nothing in this Section 2.2(d) shall be construed to grant ***.

2.3                                 Assay Development.  It is anticipated that the Assay has been developed and validated by Organon, Pharmacopeia or a Third Party prior to validation by Pharmacopeia. An Assay shall be considered validated if it meets the criteria set forth in Exhibit A. On a Target-by-Target basis, Pharmacopeia shall provide ***. Insofar as the Assay requires additional development by Pharmacopeia or the use of any key reagents that have not been supplied by Organon, the Parties shall ***. The Parties agree that all improvements and modifications directly relating to the Assay (collectively the “Assay Improvements”) made solely by Pharmacopeia shall be owned by Pharmacopeia. All Assay Improvements that are made jointly by the Parties shall be jointly owned by the Parties. Each Party agrees to grant to the other Party license rights in its interest in Assay Improvements as provided herein.

2.4                                 Lead Compounds.

(a)                                  For each Target, Pharmacopeia will endeavor to identify those Pharmacopeia Compounds that meet the criteria set forth in Table 1. The Lead Compound criteria in Table 1 shall apply uniformly on a Target-by-Target basis. If the characteristics of the Proposed Target warrant it, the criteria in Table 1 may be amended by the JRC to accommodate such characteristics, provided, however, that on balance the set of criteria for any Lead Compound for a Proposed Target shall not be made more stringent than the criteria set forth in Table 1. In addition, the JRC will determine which criteria are considered to be essential and which criteria need to be substantially met. For those criteria that need to be substantially met, the JRC will define the boundaries within which certain material characteristics of a Lead Compound at least should fall. It is understood by both Parties that the boundaries of one of the criteria might depend on the other criteria. The Parties agree that if a Pharmacopeia Compound meets all the criteria set forth in Table 1 (as it may have been amended by the JRC), such Pharmacopeia Compound shall be automatically designated as a “Lead Compound.”  Without limitation of the foregoing, the JRC may, at any time, review the progress of the Research Collaboration. In such an event, the JRC may determine that, with respect to any Pharmacopeia Compound, the Research Collaboration with respect to such Pharmacopeia Compound has, notwithstanding the express criteria set forth in Table 1, on balance achieved a stage of development consistent with such criteria, and therefore, such Pharmacopeia Compound shall be designated as a Lead Compound.

Table 1

Criteria
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

(b)                                 On an on-going basis, throughout the Research Term,  Pharmacopeia shall conduct screening of its Libraries and optimization efforts to identify Pharmacopeia Compounds that have the potential to meet the criteria for a Lead Compound (each such Pharmacopeia Compound a “Potential Lead Compound”). On an on-going basis, Organon shall ***. To enable Organon to ***. The *** and for no other purpose. Following the receipt of a *** for any purpose except as set forth herein. Organon shall ***. The Parties agree that if Organon is unable to provide ***. If no ***. On an as needed basis, the Parties may agree on a commercially reasonable set of additional activities to be carried by either or both Parties to enable the designation of one or more such Potential Lead Compounds as a Lead Compound. If a Potential Lead Compound is designated as a Lead Compound, following such designation, Pharmacopeia shall deliver to Organon the structure and enabling synthetic information with respect to such Lead Compound. In addition, Pharmacopeia will provide all data it has developed in the course of developing such Lead Compound which is reasonably required to enable Organon to further optimize such Lead Compound. On a Target-by Target basis, the series of Potential Lead Compounds having activity with respect to a particular Target and that have been designated as a Lead Compound shall form a “Lead Series.”

(c)                                  At any time during the Research Term, Pharmacopeia may elect to discontinue its activities with respect to a particular Target, and may elect to proceed with its activities with respect to the remainder of the Targets. If Pharmacopeia elects to discontinue its activities with respect to a particular Target, it will notify Organon of its decision not to continue, the reason for discontinuing and the stage of the project at the moment of discontinuation. In the event that prior to discontinuing its activities, Pharmacopeia has identified one or more Potential Lead Compounds with respect to a particular Target and such Potential Lead Compounds failed to meet the criteria for a “Lead Compound,” Organon shall ***

Such Potential Lead Compounds shall be referred to as “Non-Designated Lead Compounds” and ***. In addition, the provisions of ***.

2.5                                 Organon Compounds. Subject to Section 4.5.3, it is understood that Organon may be conducting its own internal screening and optimization activities with respect to one or more targets which have been selected as a Target as provided hereunder. Organon shall keep Pharmacopeia informed on a consistent basis of the foregoing activities. If Organon elects to *** shall be designated as an “Organon Compound”. On a Target-by-Target basis, the Parties agree that the designation of an Organon Compound shall not be a factor in the designation of a Lead Compound. Further, such designation shall not, by itself, cause, nor be a factor in the decision for, Pharmacopeia to cease activities with respect to a Target pursuant to Section 2.4(c).

2.6                                 Designation of Development Candidates other than Optionable Development Candidates. During the period that Organon has a license under Section 5.4 to a Lead Compound, Organon may designate any Second Research Term Lead Compound or Derivative Compound, that is not the subject of a Lead Optimization program, as a Development Candidate and may commence GLP toxicity studies. Organon shall provide written notice to Pharmacopeia to such effect and such initiation of GLP toxicity studies shall trigger the milestone payment for initiation of GLP toxicity studies set forth in Section 7.1.

2.7                                 Third Party Licenses. Pharmacopeia may request that Organon acquire rights from Third Parties to technology necessary for the conduct of the activities of the Parties with respect to a particular Target. The JRC shall endeavor to minimize the need for such licenses; provided, however, if the JRC is unable to agree whether a particular license is necessary to conduct the activities of the Parties with respect to a particular Target, Pharmacopeia may decline to screen against such Target. If Pharmacopeia declines to screen against such Target, this shall not be considered a breach of this Agreement by Pharmacopeia or a ground for termination of the Research Collaboration by Organon.

2.8                                 Records and Reports. Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and FDA purposes and so as to properly reflect all work done and results achieved in the performance of this Agreement (including all data in the form required under any applicable governmental regulations and as directed by the JRC). Such records shall include applicable books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, samples of materials and other graphic or written data generated in connection with the Research Collaboration, including any data required to be maintained pursuant to applicable governmental regulations. During the Research Term, each Party shall respond to reasonable requests from the other for information based on such records.

2.9                                 Pharmacopeia Co-development / Co-promotion Option.     With respect to ***. The ***. With respect to each Optionable Development Candidate for which Pharmacopeia *** hereunder, the following provisions shall apply:

(a)  Pharmacopeia shall ***;

Milestone and Royalties:  Subject to Section 2.9(d), once Pharmacopeia has ***, Pharmacopeia will ***.

(b)  Activities. During the period after Pharmacopeia *** pursuant to this Section 2.9, Organon will ***.

(c)  Financial Support. The Parties shall ***, as follows. Organon shall ***. Pharmacopeia shall ***.

The Parties shall ***.

(c1) At any time after ***.

(c2)  Pharmacopeia’s Prior Decision not to ***. If Pharmacopeia did not ***.

(d)  *** by Pharmacopeia. At any time after ***. For the avoidance of doubt, Pharmacopeia shall ***. Notwithstanding the foregoing, the provisions specified in Section ***.

(e)  *** by Pharmacopeia. At any time after ***.

(f)  Cessation of Development ***. In the event ***. This Provision shall not apply to an Optionable Development Candidate against a Target in which the parties are ***.

(g)  Co-Promotion. In the event that Pharmacopeia has not ***. Any additional terms of such ***. Further, all ***. The Parties agree that the Development Program should continue even in case a ***, but the Parties shall use ***. In the event that such ***.

(h)  Governance and Diligence. *** relating to development and commercialization of the applicable Optionable Development Candidate (or corresponding Collaboration Product) shall be made ***, which shall ***, and shall ensure that its Affiliates, Sublicensees and subcontractors ***. *** shall provide *** with ***. At all times during such joint development and commercialization, each Party shall have the right to ***. Such right to *** shall be subject to ***.

ARTICLE 3

JOINT RESEARCH COMMITTEE; JOINT PATENT COMMITTEE

3.1                                 Joint Research Committee. Organon and Pharmacopeia agree to establish a Joint Research Committee (“JRC”) to oversee, review, manage and direct the Research Collaboration, and, in coordination with the Patent Committee, provide advice in connection with intellectual property issues relating to the Developed Technology. The responsibilities of the JRC shall include: (i) monitoring and reporting the progress of the Research Collaboration and ensuring open and frequent exchange between the Parties; (ii) establishing criteria for the selection of Lead Compounds and/or Optionable Development Candidates for each Target pursuant to Section 2.4, (iii) resolving any conflicts between the Parties, (iv) approving and administering the Research Plan, (v) coordinating with the Patent Committee all patent activities as they relate to the results of the Research Collaboration, and in keeping with the overall patent strategy delineated by the Patent Committee, (vi) selecting Lead Compounds for Lead Optimization during the Second Research Term, (vii) appointing a project team to coordinate the day-to-day conduct of each Lead Optimization program (in each case, the “Project Team”), with oversight by the JRC and subject to JRC approval of all key Project Team decisions, (viii) designating Optionable Development Candidates, and recording each such designation in the JRC’s meeting minutes, (ix) deciding whether/when to terminate a Lead Optimization program without designating an Optionable Development Candidate, and planning in advance for a successor Lead Optimization program, and (x) setting a *** with respect to each Target.

3.2                                 Membership. The JRC shall include *** of each of the Parties, and each Party’s representatives shall be selected by that Party. Each Party may replace its representatives at any time, upon written notice to the other Party. From time to time, the JRC may establish subcommittees, to oversee particular projects or activities, and such subcommittees will be constituted as the JRC determines, in its sole discretion.

3.3                                 Meetings and Minutes. During the Research Term, unless otherwise agreed to by the Parties, the JRC shall meet ***, or more frequently as agreed by the Parties, at such locations or by such teleconferencing means as the Parties may determine from time to time. In addition to regularly scheduled meetings, the JRC representatives will communicate regularly by telephone, electronic mail, facsimile and/or videoconference. Other representatives of Pharmacopeia or Organon may attend JRC meetings as nonvoting observers. Each Party shall be responsible for all of its expenses associated with attending the JRC meetings. Pharmacopeia shall prepare written minutes of each JRC meeting and shall prepare a written record of all JRC voting and decisions, whether made at a JRC meeting or otherwise. The written minutes of each JRC meeting and the written record of all JRC voting and decisions shall be submitted to Organon for review, and upon signature by Organon, shall become final.

3.4                                 Decision-Making. Decisions of the JRC shall be made ***, and ***. In the event that *** within the JRC, the matter shall be referred to ***. In the event ***. In the event that ***. If such individuals cannot resolve such dispute, then such dispute shall be subject to the dispute resolution provisions set forth in Section 16.19.

3.5                                 Patent Committee. Upon recommendation of the JRC, the Parties shall form a patent committee (“Patent Committee”) to be in existence as long as Patent Rights within the Developed Technology are being filed and/or prosecuted. Each Party shall designate ***, as its representatives on the Patent Committee. The Patent Committee shall be responsible for recommending patent filings and coordinating patent-related matters, including, but not limited to, the determination of inventorship according to U.S. Patent Law, and the preparation, filing and prosecution of patent applications. Any disputes of the Patent Committee during the Research Term shall be handled pursuant to Section 3.4. Any disputes of the Patent Committee after the end of the Research Term shall be handled pursuant to Section 16.19. Unless otherwise agreed by the Parties, the Patent Committee shall meet ***. Such meetings shall be held at mutually agreed times and locations. Each Party shall bear its own expenses associated with such meetings and the activities of the Patent Committee; provided, however, that each Party shall ***.

ARTICLE 4

EXCLUSIVITY

4.1                                 Target. Subject to Section 4.5.2, during the ***. On a Target-by-Target basis, the ***. Further, Pharmacopeia ***.

4.2                                 Use of Libraries. Except as provided herein, Organon shall have no exclusivity with respect to any Library or any Pharmacopeia Compound. It is understood that the Libraries are and will be regularly used by Pharmacopeia and may have been or may be provided to Third Parties for screening. Pharmacopeia shall have the right to screen the Libraries during the Research Term or thereafter on its own behalf or on behalf of Third Parties, subject to the exclusivity provisions in Section 4.1 above.

4.3                                 Physical Ownership. Pharmacopeia shall retain physical ownership of the tangible property embodied in all Libraries. Organon shall retain physical ownership of all tangible material provided by Organon to Pharmacopeia hereunder. Any tangible material provided by Organon to Pharmacopeia shall only be used for the purposes of the Research Collaboration.

4.4                                 Development.

4.4.1  For as long as Organon is ***, Pharmacopeia agrees ***.

4.4.2  For as long as Organon or the Parties are ***.

4.4.3  For purposes of clarity, it is understood that the restrictions set forth in Sections 4.4.1 and 4.4.2 shall not apply to any ***, and further shall not apply to any activities permitted under Section *** above.

4.5                                 Other Restrictions on Targets.

4.5.1   General Restrictions. Pharmacopeia shall not use Organon Base Technology relating to any Target for any purpose other than fulfillment of Pharmacopeia’s responsibilities with respect to Lead Compounds and Collaboration Products under this Agreement. Organon shall not use Pharmacopeia Base Technology relating to any Target for any purpose other than fulfillment of Organon’s responsibilities with respect to Lead Compounds and Collaboration Products under this Agreement.

4.5.2   General Research Use of Targets. Subject to Section 4.5.1, both Organon and Pharmacopeia shall be free to use any Target for general research purposes (e.g., basic biological research, performance of counterscreens and the like) outside the scope of this

Agreement, provided that such use does not materially impair the commercial value of any program conducted pursuant to the Research Collaboration.

4.5.3  Further Obligations During Lead Optimization . Subject to Section 4.5.2, during such time as any Lead Optimization activities are being conducted in the Research Collaboration pursuant to a Research Plan with respect to any Target, neither Pharmacopeia nor Organon shall, ***. If, at the time of initiation of Lead Optimization activities with respect to a particular Target, either Party is ***. Notwithstanding the preceding sentences, if, in the course of a Party’s work outside the Research Collaboration on a target not included in the Research Collaboration, a ***. If, at any time during the course of such optimization with respect to the combination of the Target and the non-Research Collaboration target, the primary activity of any of the compounds is found to be ***. If the Party wishes to continue to *** pursuant to this Agreement.

ARTICLE 5

LICENSES

5.1                                 Organon Base Technology; Regulatory Filings. Organon shall own all rights, title and interest in and to Organon Base Technology and in all Regulatory Filings.

5.2.                              Developed Technology. Subject to the licenses expressly granted hereunder, ***. Pharmacopeia shall own ***.

5.3                                 Pharmacopeia Base Technology. Pharmacopeia shall own all rights, title and interest in and to Pharmacopeia Base Technology.

5.4.                              Licenses. Subject to the terms and conditions of this Agreement, upon the designation of a Lead Compound, on a Lead Compound-by-Lead Compound basis, and Target-by-Target basis, ***. The foregoing license provides Organon ***. Unless earlier terminated pursuant to this Agreement, this license grant shall remain in effect for the time period set forth in and subject to the provisions set forth herein, and so long as *** hereunder.

5.5                                 Research License. Subject to the terms and conditions of this Agreement, *** provided herein.

Subject to the terms and conditions of this Agreement, *** provided herein.

5.6                                 Other Licenses.

5.6.1                        License to Non-Designated Lead Compounds, Non-Designated Development Series and corresponding Products. Subject to the terms and conditions of this Agreement, ***. The provisions of this Section shall survive termination or expiration of this Agreement. The license granted pursuant to this Section under the Organon Base Technology shall not include *** pursuant to the terms of this Agreement. In exchange for the licenses granted by Organon in this Section, in the event that Pharmacopeia ***. Organon shall inform Pharmacopeia in writing of ***. If Organon ***.

5.6.2                        License to Reverted Lead Compounds and Corresponding Products.

(a)                                  Upon the request of Pharmacopeia and subject to the terms and conditions of this Agreement, ***. Such a license shall be subject to the payment obligations provided in Section 8.2.2.

(b)                                 If Organon is ***. To the extent that there will be an ***. To the extent that there will be an ***. Upon Pharmacopeia’s written request, not to be unreasonably denied by Organon, Organon shall allow Pharmacopeia access to all data and information (including but not limited to its regulatory filings) reasonably required by Pharmacopeia in connection with its development efforts relating to such Reverted Lead Compound.

5.7                                 Sublicenses.

5.7.1                        Subject to the terms and conditions of this Agreement and except as set forth herein, Organon shall have the right to sublicense the rights granted to it in Section 5.4, provided that Organon shall provide Pharmacopeia with at least the following information with respect to each Sublicensee: (i) the identity of the Sublicensee; (ii) a description of the Collaboration Product, and the rights granted to the Sublicensee; and (iii) the territory in which the Collaboration Product will be sold. Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and shall be subject to the prior consent of Pharmacopeia, which consent shall not be unreasonably withheld. Organon shall remain primarily liable to Pharmacopeia for all of each such Sublicensee’s applicable financial and other obligations under the sublicense. No sublicense granted by Organon may be assigned, transferred or further sublicensed to any Third Party without the prior written consent of Pharmacopeia, which consent shall not unreasonably be withheld.

5.7.2                        Subject to the terms and conditions of this Agreement and except as set forth herein, Pharmacopeia shall have the right to sublicense the rights granted to it in Section 5.6, provided that Pharmacopeia shall provide Organon with at least the following information with respect to each Sublicensee: (i) the identity of the Sublicensee; (ii) a description of the Collaboration Product, and the rights granted to the Sublicensee; and (iii) the territory in which the Collaboration Product will be sold. Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and shall be subject to the prior consent of Organon, which consent shall not be unreasonably withheld. Pharmacopeia shall remain primarily liable to Organon for all of each such Sublicensee’s applicable financial and other obligations under the sublicense. No sublicense granted by Pharmacopeia may be assigned, transferred or further sublicensed to any Third Party without the prior written consent of Organon, which consent shall not unreasonably be withheld.

5.7.3                        The following procedure shall apply to a sublicense being granted by either Party hereunder:  Following the granting of the sublicense, the sublicensee shall covenant that it will fully perform the applicable obligations of the sublicensor under this Agreement. In addition, the sublicensee shall represent and warrant that it will comply with all applicable laws and regulations in carrying out its obligations under this Agreement, including all relevant antitrust and competition laws. Evidence of such covenant and representation shall be provided to the non-sublicensing party within ten (10) days following the effective date of the sublicense grant.

5.8                                 Third Party Rights.

5.8.1                        Pharmacopeia Third Party Activities. It is understood that Pharmacopeia is in the business of providing libraries to Third Parties, and that Pharmacopeia will grant such Third Parties ***. Notwithstanding the licenses granted to Organon hereunder, ***. Accordingly, Pharmacopeia’s grant of rights under Section 5.4 shall be ***.

5.8.2                        No Liability. It is understood and agreed that, even if Pharmacopeia complies with its obligations under this Agreement, *** hereunder. Pharmacopeia shall ***. Notwithstanding the foregoing, it is understood that, unless ***.

5.9                                 Third Party Royalties. Organon shall be responsible for procuring such licenses as it deems, in its sole discretion, appropriate for the manufacture, use, marketing, sale or distribution of Collaboration Products by Organon, its Affiliates or Sublicensees and the payment, subject to Section 2.9, of any amount due Third Parties under such licenses.

5.10                           Third Party Royalties with respect to Reverted Lead Compounds, Non-Designated Lead Compounds, or Non-designated Development Series being developed by Pharmacopeia. Pharmacopeia shall be responsible for procuring such licenses as it deems, in its sole discretion, appropriate for the manufacture, use, marketing, sale or distribution of Collaboration Products by Pharmacopeia, its Affiliates or Sublicensees and the payment of any amount due Third Parties under such licenses.

5.11                           Commercialization Status. During the period from the end of the Research Term to the First Commercial Sale of a Collaboration Product, Organon or Pharmacopeia, as the case may be, shall keep the other Party informed of its development activities with respect to such Collaboration Product, including without limitation, the achievement of the milestones set forth in Section 7.1 and the commercialization of such Collaboration Product, by *** providing the other Party with a written report stating the status of development of each such Collaboration Product.

5.12                           No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

5.13                           Non-Active Compounds. Subject to Section 4.5, Non-Active Compounds may be used for research, development and commercialization, independently by each Party at its own option and expense, against targets other than a Target, with the proviso that such use does not (i) materially impair the value of any Lead Optimization program or Collaboration Product or (ii) infringe any intellectual property Controlled by the other Party.

ARTICLE 6

FUNDING

6.1                                 Funding.  In partial consideration for Pharmacopeia’s activities set forth herein, Organon agrees to pay Pharmacopeia at the rate of one million dollars (USD1,000,000) on or before the first day of the Second Research Term and then every three months thereafter throughout the duration of the Second Research Term.

6.2                                 Assay Development. In the event that that Pharmacopeia shall conduct any additional assay validation as provided in Section 2.3, Organon shall pay to Pharmacopeia an amount equal to the number of FTE’s to be utilized for such assay development multiplied by Pharmacopeia’s FTE Rate for the agreed period of such assay development program. Solely for purposes of this Section 6.2, Pharmacopeia’s “FTE Rate” shall be ***. In addition, in the event Organon agrees to the modification of an Assay, Organon shall reimburse Pharmacopeia for the cost of any reagents that Pharmacopeia needs to obtain to conduct its activities pursuant to this Section. Payments under this Section shall be made within thirty (30) days of receipt of an invoice.

6.3                                 Amendment Payment to Pharmacopeia. Organon agrees to pay Pharmacopeia the nonrefundable sum of fifteen million dollars (USD15,000,000), due within thirty (30) days after the Amendment Date.

6.4                                 No Withholding. All amounts paid to Pharmacopeia pursuant to Sections 6.1 through 6.3 shall be made without withholding for taxes or other charges.

6.5                                 Equity Investment.                                           Pharmacopeia shall have a one-time option to sell to Organon ***. Such sale of shares shall be at the ***, and in accordance with other terms substantially as set forth in the Stock Purchase Agreement attached hereto as Exhibit C.

ARTICLE 7

MILESTONE PAYMENTS

7.1                                 Milestone Payments.

7.1.1                        Milestone Payments for Second Research Term Lead Compounds.

(a)                                  Milestone payments based on Pharmacopeia’s delivery to Organon of each Second Research Term Lead Compound. Organon shall pay to Pharmacopeia the following nonrefundable amounts within thirty (30) days following the first achievement by Organon, its Affiliates, Sublicensees or other designees, as the case may be, of each of the following milestones with respect to any Second Research Term Lead Compound or corresponding Derivative Compound (and each corresponding Collaboration Product) with respect to each Target with respect to which Pharmacopeia has not conducted Lead Optimization pursuant to this Agreement:

Milestones for a Lead Compound	Amount
***	***
***	***
***	***
***	***
***	***

(b)                                 Milestone payments based on Pharmacopeia’s delivery to Organon of each Optionable Development Candidate. Organon shall pay to Pharmacopeia the following nonrefundable amounts within thirty (30) days following the first achievement by Organon, its Affiliates, Sublicensees or other designees, as the case may be, of each of the following milestones with respect to any Lead Compound or corresponding Derivative Compound (and each corresponding Collaboration Product) with respect to each Target with respect to which (i) Pharmacopeia has conducted Lead Optimization pursuant to this Agreement and (ii) Organon has initiated GLP toxicity studies with respect to any compound identified by Pharmacopeia pursuant to the Research Collaboration (or any Derivative Compound thereof):

Milestones for a Development Candidate	Amount
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

(c)                                  It is understood and agreed that ***. Notwithstanding the preceding sentence, in the event that ***.

7.1.2                        Delivery Payments under the Initial Research Term. Organon shall pay to Pharmacopeia the following delivery payments in addition to all the payments accrued hereunder as follows: At the time that Pharmacopeia delivers to Organon the *** due within thirty (30) days following such delivery. At the time that Pharmacopeia delivers to Organon each of *** due within thirty (30) days following each such delivery.

7.1.3                        No Withholding. All amounts paid to Pharmacopeia pursuant to this Section 7.1 shall be made without withholding for taxes or other charges.

7.2 Due Diligence.  For each Lead Compound, corresponding Derivative Compound, and Development Candidate, Organon will use *** to develop and commercialize such Lead Compound and corresponding Collaboration Product.  Without limiting any of the foregoing, for each Lead Compound, Organon’s efforts shall include without limitation the ***.  In the event that Organon decides to out-license the applicable Lead Compound, corresponding Derivative Compound, or Development Candidate, Organon shall ***.  Notwithstanding the foregoing, in the event that ***.

7.3  Invoices. Unless otherwise specified in writing, all payments required according to the sections 6 and 7 of this Agreement shall be made by transfer to the bank account nominated by the receiving Party upon timely receipt of an invoice.

If invoice to Organon: N.V. Organon

Purchase Accounting (KA1041)

P.O. Box 20

5340 BH Oss

The Netherlands

Attn: ***

ARTICLE 8

ROYALTY PAYMENTS

8.1                                 Royalty Term.

8.1.1                        Royalty Term Organon. Organon shall pay Pharmacopeia royalties on Net Sales of Collaboration Products, ***, for a period from the date of First Commercial Sale of such Collaboration Product in such country until the date which is the later of ***.

8.1.2                        Royalty Term Pharmacopeia. Pharmacopeia shall pay Organon royalties on Net Sales or Sublicense Income, as the case may be, of Collaboration Products, ***, for a period from the date of First Commercial Sale of such Collaboration Product in such country until the date which is the later of ***.

8.1.3                        ***. If the licenses granted to either Party pursuant to Section 5.4 or Section 5.6, as the case may be, are still in force with respect to a particular Lead Compound, at the end of the period for which royalties on the corresponding Collaboration Product are due pursuant to this Agreement, ***.

8.2                                 Royalty Rate.

8.2.1                        Royalties on Collaboration Product based on Pharmacopeia’s delivery to Organon of a Second Research Term Lead Compound.  Organon shall pay to Pharmacopeia royalties on Net Sales of each Collaboration Product based on any Second Research Term Lead Compound or corresponding Derivative Compound with respect to each Target with respect to which Pharmacopeia has not conducted Lead Optimization pursuant to this Agreement, according to the following schedule:

(a)                                  ***.

(b)                                 ***.

(c)                                  ***.

(d)                                 ***.

8.2.2                        Royalties on Collaboration Product based on a Reverted Lead Compound not Arising from a Lead Optimization Program.

(a)                                  In the event Pharmacopeia sells any Collaboration Product based on a Reverted Lead Compound with primary activity against a Target with respect to which Pharmacopeia has not conducted Lead Optimization pursuant to this Agreement, then Pharmacopeia shall pay to Organon royalties on Net Sales of each such Collaboration Product, according to the following schedule:

(i)                                     ***.

(ii)                                  ***.

(iii)                               ***.

(iv)                              ***.

(v)                                 ***.

It is understood by both Parties that the royalty rates pursuant to this Section 8.2.2(a) reflect the fact that ***. If, in the future, the ***.

(b)                                 In the event Pharmacopeia sublicenses its rights pursuant to the provisions of Section 5.6.2, then Pharmacopeia shall pay to Organon, in lieu of the royalties due under 8.2.2(a) for any Collaboration Product, compensation based on Sublicense Income for each Collaboration Product based on a Reverted Lead Compound with primary activity against a Target with respect to which Pharmacopeia has not conducted Lead Optimization pursuant to this Agreement, according to the following schedule:

(i)                                     ***;

(ii)                                  ***;

(iii)                               ***; and

(iv)                              ***.

(v)                                 ***.

8.2.3                        Royalties on Collaboration Product based on Pharmacopeia’s delivery to Organon of an Optionable Development Candidate.  Organon shall pay to Pharmacopeia royalties on Net Sales of each Collaboration Product based on any Second Research Term Lead Compound or corresponding Derivative Compound with respect to each Target with respect to which (i) Pharmacopeia has conducted Lead Optimization pursuant to this Agreement and (ii) Organon has initiated GLP toxicity studies with respect to any compound identified by Pharmacopeia pursuant to the Research Collaboration (or any Derivative Compound thereof):

(a)                                  ***.

(b)                                 ***.

(c)                                  ***.

(d)                                 ***.

(e)                                  ***.

8.2.4                        Royalties on Collaboration Products based on a Non-Designated Lead Compounds.  In the event Pharmacopeia sells any Collaboration Product based on a Non-Designated Lead Compound, then Pharmacopeia shall pay to Organon a royalty on Net Sales equal to ***.

8.2.5                        Royalties on Collaboration Products based on a Non-Designated Development Series.  In the event Pharmacopeia sells any Collaboration Product based on a Non-Designated Development Series, then Pharmacopeia shall pay to Organon a royalty on Net Sales equal to ***.  In addition, ***.

8.2.6                        Royalties on Collaboration Product based on a Reverted Lead Compound Arising from a Lead Optimization Program.

(a)                                  In the event Pharmacopeia sells any Collaboration Product based on a Reverted Lead Compound with primary activity against a Target with respect to which Pharmacopeia (x) has conducted Lead Optimization pursuant to this Agreement and (y) has received milestone payments pursuant to Section 7.1.1(b), then Pharmacopeia shall pay to Organon royalties on Net Sales of each such Collaboration Product, according to the following schedule:

(i)                                     ***.

(ii)                                  ***.

(iii)                               ***.

(iv)                              ***.

It is understood by both Parties that the royalty rates pursuant to this Section 8.2.6(a) reflect the fact that ***. If, in the future, the ***.

(b)                                 In the event Pharmacopeia sublicenses its rights pursuant to the provisions of Section 5.6.2, then Pharmacopeia shall pay to Organon, ***, according to the following schedule:

(i)                                     ***;

(ii)                                  ***;

(iii)                               ***; and

(iv)                              ***.

8.3                                 Payment of Royalties.

8.3.1                        Royalty Report.  After the First Commercial Sale of a Collaboration Product for which royalties are due and payable by either Party, its Affiliates or Sublicensees hereunder, the paying Party shall provide the other Party a royalty report on a ***. Each such report shall state, separately for the paying Party, and each Affiliate and Sublicensee, ***. Contemporaneously with the submission of the royalty reports, the paying Party shall ***.

8.3.2                        Records Retention.  Each Party shall keep, and require its Affiliates and Sublicensees to keep, for a period of not less than ***, complete and accurate records of all Net Sales. Each Party shall have the right, at its sole expense, through a certified public accountant reasonably acceptable to the other Party, and following reasonable notice, to inspect such records during regular business hours, during the life of the paying Party’s obligation to pay royalties on Collaboration Products; provided, however, that such inspection shall not (i) take place ***; and (ii) shall not ***, and further provided that, ***.  Copies of such reports shall be supplied to the paying Party. In the event that the report demonstrates that ***.  If the paying Party has ***. The interest available to each Party pursuant to this Section shall in no way limit any other remedies available to each Party.

8.3.3                        Tax on Royalties.  Any tax paid or required to be withheld by a Party for the benefit of the other Party on account of royalties payable under this Agreement shall be deducted from the amount of royalties otherwise due. Each Party shall secure and send to the other Party proof of any such taxes withheld and paid for its benefit of and shall, at the request of the other Party, provide reasonable assistance to other Party in recovering said taxes.

8.3.4                        Form of Payment.  All payments required according to this Section 8 of the Agreement due Pharmacopeia hereunder shall be made in United States dollars, for Pharmacopeia’s account, by wire transfer to a bank in the United States designated in writing by Pharmacopeia; provided, however, that where payments in respect of Net Sales are based on Net

Sales in non-U.S. currencies, the amount of Net Sales and any deductions used to calculate Net Sales, if any, shall be converted by Organon, based on the average of the “bid” and “asked” exchange rates provided by the Wall Street Journal Europe or other recognized reference source agreed to by the Parties, for all the business days of each calendar quarter, into United States Dollars, and otherwise in accordance with the standard exchange rate conversion practices used by Organon for financial accounting purposes.  All payments required according to this Section 8 due Organon hereunder shall be made in Euros, for Organon’s account, by wire transfer to a bank in the Netherlands designated in writing by Organon. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%) calculated on the number of days such payment is delinquent. The interest available to each Party pursuant to this Section shall in no way limit any other remedies available.

ARTICLE 9

REPORTS, BOOKS AND TAX MATTERS

9.1.                              Examination of Books.  Each of the Parties shall keep and maintain complete and accurate books in respect of its activities during the Research Term and the six month period following termination pursuant Section 15.3.3, and with respect to books and records for which payment may be required, in accordance with applicable accounting principles consistently applied and in accordance with local law.  Each Party shall provide the other the right to inspect such financial records, and shall provide copies of all requested records, to the extent reasonably related to the performance of the other Party’s obligations under this Agreement.  The Parties shall retain such records for so long as the Parties shall mutually determine.

9.2                                 Tax Matters.  Each Party agrees that the other Party is entitled to all tax benefits, including in particular, tax credits and/or tax deductions attributable to amounts the other Party has paid hereunder.  Each Party shall file its federal, state, and local tax returns on a basis consistent with this Agreement, and shall not take any action inconsistent with the other Party’s entitlement to such tax benefits. In the event that a Party, in its judgment, determines that it must obtain information and verification regarding the use or application of such expenditures in order to prepare its tax returns or to respond to an inquiry during a tax audit or any other inquiry relating to such treatment of its tax return, or to defend its tax position in any proceeding including litigation, the Parties shall reasonably cooperate with each other and provide such information as the other Party may reasonably require at the request and expense of the requesting Party.

ARTICLE 10

PATENTS

10.1                           Disclosure by Employees, Agents or Independent Contractors.  Organon and Pharmacopeia agree that as to any employees, agents, or independent contractors of Organon and Pharmacopeia presently in their employ or who are hired or retained by Organon or Pharmacopeia to perform, manage performance of, or participate in the research done pursuant to this Agreement, Organon and Pharmacopeia will ensure that such employees, agents, or independent contractors will promptly disclose and assign to the Party engaging them any and all rights to inventions, developments, or improvements, (whether patentable or not) conceived and/or reduced to practice during the course of their duties.  Each Party will notify the other Party promptly of any sole or joint inventions within the Developed Technology.

10.2                           Patent Prosecution and Related Activities.

10.2.1                  Pharmacopeia Base Technology.  Pharmacopeia shall be responsible, at its sole discretion and expense, for preparing, filing, prosecuting and maintaining in such countries it deems appropriate, by itself or with Third Parties, Patent Rights within the Pharmacopeia Base Technology and conducting any interferences, re-examinations, reissues and oppositions relating to such Patent Rights.

10.2.2                  Organon Base Technology.  Organon shall be responsible, at its sole discretion and expense, for preparing, filing, prosecuting and maintaining in such countries it deems appropriate, by itself or with Third Parties, Patent Rights within the Organon Base Technology and conducting any interferences, re-examinations, reissues and oppositions relating to such Patent Rights.

10.2.3                  Developed Technology.

(a)                                  ***.  For as long as its license rights have not expired or been terminated, ***.  It is understood and agreed that in such Patent Rights ***. Organon shall have a period of ***.

(b)                                 ***.  Except as otherwise provided in Section 10.2.3(a), ***.

(c)                                  Cooperation; Request to Responsible Party.  Each of Organon and Pharmacopeia shall keep the other fully informed as to the status of patent matters described in this Section 10.2.3 including, without limitation, by providing the Patent Committee the opportunity to fully review and comment on any documents which will be filed in any patent office as far in advance of filing dates as feasible, and providing the other copies of any documents that such Party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions.  Organon and Pharmacopeia shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other Party’s request.  Either Party may request the other Party to file a patent application claiming any invention within the Developed Technology for which the other Party has responsibility as set forth in Sections 10.2.3(a) or 10.2.3(b).

10.2.4                  Ownership.   Ownership of Patent Rights shall be determined based upon US Patent Laws.

10.2.5                  Election Not to Prosecute.  Upon ninety (90) days written notice to the other Party, the responsible Party may elect to discontinue the prosecution of any patent applications filed pursuant to Sections 10.2.3(a) or (b) and/or not to file or conduct any further activities with respect to the Patent Rights described in such Sections.  In the event the responsible Party declines to file or, having filed, fails to further prosecute or maintain any Patent Rights filed pursuant to this Agreement, which relate to the Developed Technology, or to conduct any interferences, re-examinations, reissues, oppositions with respect thereto, the other Party shall have the right to prepare, file, prosecute and maintain such Patent Rights in such countries as it may deem appropriate, and conduct any interferences, re-examinations, reissues or oppositions at its sole expense.  The other Party agrees to cooperate in any manner reasonably requested in connection with any such actions by such Party, at the expense of the requesting Party, and shall assign all right, title and interest in and to such Patent Rights to the Party continuing such activities.

10.3                           Permitted Disclosures.  Following a written notice from the other Party hereto, the Parties shall in good faith grant each other permission, not to be unreasonably withheld, to disclose in the specification of a patent application filed by the other Party pursuant to this Agreement, any Pharmacopeia Base Technology, Organon Base Technology, or Developed Technology necessary to support and enable claims in such patent applications.

10.4                           Third Party Infringement.

10.4.1                  Developed Technology.  Organon and Pharmacopeia shall have the right to initiate legal action to enforce the Patent Rights within the Developed Technology against infringement or misappropriation by Third Parties or defend any declaratory judgment action relating thereto.  A Party shall have the initial right, but not the obligation, to initiate and conduct legal proceedings to enforce against any infringement or defend any declaratory judgment action involving a Patent Right within the Developed Technology licensed to such Party hereunder at its sole expense.  Notwithstanding the preceding sentence, ***.

10.4.2                  Failure to Enforce.  If within sixty (60) days following receipt of written notice of an infringement or misappropriation of Developed Technology which a Party has the right to enforce pursuant to Section 10.4.1 above (or written notice of a declaratory judgment action alleging invalidity or unenforceability of such Developed Technology), the Party fails to take action to halt such alleged infringement or misappropriation or defend such a declaratory judgment action, the other Party may, at its expense, take such legal action as it deems appropriate, in its own name, to halt such an alleged infringement or misappropriation or defend such a declaratory judgment action.  Each Party agrees to render such reasonable assistance as the prosecuting Party may request.

10.4.3                  Base Technology.  In the event that any Pharmacopeia Base Technology or Organon Base Technology is infringed or misappropriated by a Third Party, or is subject to a declaratory judgement action arising from such infringement or misappropriation, Pharmacopeia and Organon shall promptly notify the other Party.  It is understood and agreed that Pharmacopeia shall have the sole right to initiate and conduct legal proceedings to enforce the Pharmacopeia Base Technology against any infringement or misappropriation or defend any declaratory judgment action relating thereto, at its sole expense, and that Organon shall have the sole right to initiate and conduct legal proceedings to enforce the Organon Base Technology against any infringement or misappropriation or defend any declaratory judgment action relating thereto, at its sole expense.

10.4.4                  No Settlement Without Consent.  Neither Party shall enter into any settlement of any claim, suit or proceeding under Sections 10.4.1, or 10.4.3 above which admits or concedes that any aspect of the Developed Technology or Base Technology licensed from the other Party is invalid or unenforceable without the prior written consent of such other Party.

10.4.5                  Cooperation.  Each Party shall keep the other reasonably informed of the progress of any claim, suit or proceeding subject to this Section 10.4 and cooperate reasonably in connection with such activities at the request and expense of the Party involved in such claim, suit or proceeding.

10.4.6                  Division of Recoveries.

(a)                                  Any recovery received in connection with a suit brought by a Party pursuant to Section 10.4.1 shall be used ***.

(b)                                 Any recovery received in connection with a suit brought by Organon or Pharmacopeia solely pursuant to Section 10.4.3 shall be ***.

10.5                           Infringement Claims by Third Parties.  If the manufacture, sale or use of any Collaboration Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against a first Party (or its Sublicensees), such first Party shall promptly notify the other Party in writing setting forth the facts of such claim in reasonable detail. The first Party shall have the ***. The first Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding, and the other Party shall have the right (but not the obligation) to be separately represented, at its expense, by counsel of its own choice and to advise the first Party on the defense of such claim, suit or proceeding.   Notwithstanding the preceding sentences, ***.

ARTICLE 11

CONFIDENTIALITY

11.1                           Confidentiality.

11.1.1.               Term of Confidentiality.  Except as otherwise provided in this Section 11.1, the Party receiving Confidential Information (the “Receiving Party”) shall keep all Confidential Information disclosed to it by the disclosing Party (the “Disclosing Party”) confidential for the Research Term and ten (10) years thereafter.  Without the prior written consent of the Disclosing Party, the Receiving Party shall not disclose any Confidential Information to any Third Party, except to the officers, employees, agents, or representatives of the Receiving Party or the Receiving Party’s Affiliates (collectively the “Representatives”), who, in each case, have a need to know any such Confidential Information for purposes of the implementation and performance by the Receiving Party of its obligations pursuant to this Agreement, and will use the Confidential Information provided by the Disclosing Party only for such limited purposes.

11.1.2.               Warranty of Obligation.  Each Party warrants that each of its Representatives to whom any Confidential Information is disclosed shall previously have been informed of the confidential nature of the Confidential Information and shall have agreed to be bound by the terms and conditions of this Agreement.  The Receiving Party shall ensure that the Confidential Information provided by the Disclosing Party shall not be used or disclosed by such

Representatives except as permitted by this Agreement.  The Receiving Party shall stand responsible for any breach by its Representatives of the confidentiality provisions set forth in this Agreement.

11.1.3.               Ownership of Confidential Information. Except as provided herein with respect to the ownership of Developed Technology, all Confidential Information disclosed by the Disclosing Party shall remain the property of the Disclosing Party.  Upon the written request of the Disclosing Party (i) all tangible Confidential Information provided by the Disclosing Party (including, but not limited to all copies thereof and all unused samples of materials provided by the Disclosing Party) except for Confidential Information consisting of analyses, studies and other documents prepared by or for the benefit of the Receiving Party, shall be promptly returned to the Disclosing Party, and (ii) all portions of such analyses, studies and other documents prepared by or for the benefit of the Receiving Party (including all copies thereof) which are within the definition of Confidential Information shall be destroyed, and the Receiving Party shall certify such destruction in writing to the Disclosing Party.

11.1.4.               Permitted Disclosures.  The obligations of confidentiality and non-use set forth in this Agreement shall not apply to any portion of the Confidential Information which:

(a)                                  is or becomes public or available to the general public otherwise than through the wrongful act or default of the Receiving Party or its Representatives; or

(b)                                 is obtained by the Receiving Party from a Third Party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality or non-use owed to the Disclosing Party; or

(c)                                  is previously known to the Receiving Party prior to disclosure by the Disclosing Party, as shown by written evidence, and is not obtained or derived directly or indirectly from the Disclosing Party; or

(d)                                 is independently developed by the Receiving Party without the use of or reliance on any Confidential Information provided by the Disclosing Party hereunder, as shown by contemporaneous written evidence.

11.1.5.               Legal Disclosure. The Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent reasonably necessary in prosecuting or defending litigation, complying with applicable laws, governmental regulations or court order, or otherwise submitting required information to tax or other governmental authorities.  If the Receiving Party intends to so disclose any such Confidential Information, the Receiving Party shall provide the Disclosing Party prompt prior notice of such fact so that the Disclosing Party may seek to obtain a protective order or other appropriate remedy concerning any disclosure of such Confidential Information.  The Receiving Party will reasonably cooperate with the Disclosing Party in connection with the Disclosing Party’s efforts to obtain any such order or other remedy.  If any such order or other remedy does not fully preclude the disclosure of such Confidential Information, the Receiving Party will make such disclosure only to the extent that such disclosure is legally required and will use its reasonable efforts to have confidential treatment accorded to the disclosed Confidential Information. Notwithstanding the foregoing, either Party may disclose the terms of this Agreement and developments in connection with this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, including, without limitation, the rules and regulations promulgated by the U.S. Securities and Exchange Commission (SEC) or the Dutch Authority of Financial Markets (AFM). In the event either Party believes it must make a disclosure under this Section 11.1.5, the provisions of prior notice, comment, and consent described in Section 16.12 should be followed to the extent possible. Non-limiting examples of such developments include the promotion of a program from one clinical phase to a more advanced clinical phase; the termination of a clinical stage program and; whether or not a particular trial has met a specified end-point, in all cases when Pharmacopeia has a financial interest in such program. Broader clinical disclosure describing clinical trial results shall be governed by Section 11.2.

11.1.6.               No Warranty As To Reliability.  Each of the Parties acknowledges that neither Party makes any representation or warranty as to the reliability, accuracy or completeness of any of the Confidential Information disclosed hereunder, except for any specific representation or warranty made in other sections of this Agreement.  The Receiving Party agrees that neither the Disclosing Party nor any of the Disclosing Party’s Representatives shall have any liability to the Receiving Party arising from the disclosure of Confidential Information by the Disclosing Party except as otherwise provided herein.

11.1.7.               No Implied License.  Except as otherwise expressly set forth in this Agreement, nothing herein shall be construed as giving the Receiving Party any right, title and interest in and to the Confidential Information of the Disclosing Party.

11.1.8.               Public Domain.  For the purpose of this Agreement, specific information disclosed as part of the Confidential Information shall not be deemed to be in the public domain or in the prior possession of the Receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the Receiving Party.

11.2.                        Publications.  The Patent Committee and the JRC will discuss and review proposed publications describing the scientific or clinical results under the Agreement.  Subject to Section 11.1.5, either Party may, in its sole discretion, decide not to permit publication by the other Party of any scientific or clinical results.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES OF PHARMACOPEIA

12.1                           Pharmacopeia represents and warrants to Organon as follows:

12.1.1                  Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

12.1.2                  Authority.  It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  All corporate acts and other proceedings required to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

12.1.3                  Enforceability.  This Agreement has been duly executed and delivered by Pharmacopeia and constitutes legal, valid, and binding obligations of Pharmacopeia enforceable against Pharmacopeia in accordance with its terms.

12.1.4                  Approvals and Consents.  No approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Pharmacopeia of this Agreement or the consummation by Pharmacopeia of the transaction contemplated hereby (other than contemplated Collaboration Product Regulatory Approvals).

12.1.5                  No Conflicts.  None of the execution, delivery, or performance of this Agreement by Pharmacopeia (i) conflicts with or results in a breach under the charter documents or any material contractual undertaking of Pharmacopeia, or its Affiliates or (ii) conflicts with or results in a violation of any of the laws of the jurisdiction of incorporation of Pharmacopeia.  Pharmacopeia has not, to the best of its knowledge entered into, nor will Pharmacopeia, after the Effective Date, knowingly enter into any written or oral agreement that is or would be inconsistent with its obligations under this Agreement or deprives or would deprive Organon of the benefits of this Agreement.

12.1.6                  Title.  As of the Effective Date, it has good title to or valid leases or licenses for all its properties, rights, and assets necessary for the fulfillment of its obligations and responsibilities under this Agreement.

12.1.7                  Disclaimer.  Except as provided herein, Pharmacopeia specifically disclaims any guarantee that the Research Collaboration will be successful, in whole or in part.  The failure of Pharmacopeia to successfully identify Lead Compounds will not, of itself, constitute a breach of any representation or warranty or other obligation under this Agreement.  Pharmacopeia does not make any representation or warranty or guaranty that the Research Collaboration will be sufficient for the successful completion of the research.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, PHARMACOPEIA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DEVELOPED TECHNOLOGY, LEAD COMPOUNDS, ORGANON COMPOUNDS PHARMACOPEIA COMPOUNDS OR LIBRARIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PHARMACOPEIA BASE OR DEVELOPED TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

12.1.8                              Sufficient Rights. As of the Effective Date, it owns or Controls its Patent Rights, to conduct the Research Collaboration and to grant the rights and licenses to Organon, and to fulfill its duties and obligations pursuant to this Agreement.  To the knowledge of Pharmacopeia, as of the Effective Date the rights and licenses granted to Organon hereunder do not violate the rights of any Third Party to which Pharmacopeia has granted a license.

12.1.9                  No Prior Grant or Patents.  As of the Effective Date, Pharmacopeia has not (i) knowingly granted any licenses to Third Parties, or (ii) knowingly filed any patent application, in either case inconsistent with the licenses granted or to be granted to Organon hereunder.

12.1.10            Patent Rights Applicable to Transferred Programs.  To the best of Pharmacopeia’s knowledge, as of the Amendment Date, the Patent Rights identified in Exhibit F constitute all the Patent Rights Controlled by Pharmacopeia relating to the Transferred Programs.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES OF ORGANON

13.1                           Organon represents and warrants to Pharmacopeia as follows:

13.1.1                  Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands.

13.1.2                  Authority.  It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  All corporate acts and other proceedings required to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

13.1.3                  Enforceability.  This Agreement has been duly executed and delivered by Organon and constitutes the legal, valid, and binding obligations of Organon enforceable against Organon in accordance with its terms.

13.1.4                  Approvals and Consents.  No approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Organon of this Agreement or the consummation by Organon of the transaction contemplated hereby (other than contemplated Regulatory Approvals).

13.1.5                  No Conflicts.  None of the execution, delivery, or performance of this Agreement by Organon (i) conflicts with or results in a breach under the charter documents or any material contractual undertaking of Organon, or its Affiliates or (ii) conflicts with or results in a violation of any of the laws of the jurisdiction of incorporation of Organon.  Organon has not, to the best of its knowledge entered into, nor will Organon, after the Effective Date, knowingly enter into any written or oral agreement that is or would be inconsistent with its obligations under this Agreement or deprives or would deprive Pharmacopeia of the benefits of this Agreement.

13.1.6                  Title.  As of the Effective Date, it has good title to or valid leases or licenses for all its properties, rights, and assets necessary for the fulfillment of its obligations and responsibilities under this Agreement.

13.1.7                  Sufficient Rights. As of the Effective Date, it owns or Controls its Patent Rights, to conduct the Research Collaboration and to grant the rights and licenses to Pharmacopeia, and to fulfill its duties and obligations pursuant to this Agreement.  To the knowledge of Organon, as of the Effective Date the rights and licenses granted to Pharmacopeia hereunder do not violate the rights of any Third Party to which Organon has granted a license.

13.1.8                  No Prior Grant or Patents.  As of the Effective Date, Organon has not (i) knowingly granted any licenses to Third Parties, or (ii) knowingly filed any patent application, in either case inconsistent with the licenses granted or to be granted to Pharmacopeia hereunder.

ARTICLE 14

SURVIVAL AND INDEMNIFICATION

14.1                           Survival of Representations, Warranties, Covenants, and Agreement.  The representations, warranties, covenants, and agreements contained in this Agreement shall ***.  Except as expressly provided herein, the Parties confirm that they have not relied upon any other representations, warranties, covenants, and agreements as an inducement to enter into this Agreement or the other agreements and instruments to be executed and delivered by the Parties pursuant to this Agreement.

14.2                           Indemnification by Pharmacopeia.  Pharmacopeia hereby agrees to indemnify and hold Organon, its Affiliates and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the “Organon Indemnitees”) harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the Organon Indemnitees by Third Parties other than the Organon Indemnitees, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, “Organon Losses”), arising out of, based upon or caused by: ***.

14.3                           Indemnification by Organon.  Organon hereby agrees to indemnify and hold Pharmacopeia, its Affiliates, subcontractors and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the “Pharmacopeia Indemnitees”) harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the Pharmacopeia Indemnitees by Third Parties other than the Pharmacopeia Indemnitees, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, “Pharmacopeia Losses”), arising out of, based upon or caused by: ***.

14.4.                        ***.  With respect to any ***.

14.5                           ***.  In the event of an ***.

14.6.                        Insurance.  In support of their indemnification obligations above, the Parties agree to maintain at least the following insurance coverage and limits at the following times after execution of this Agreement:

(a) Upon the ***.

(b) Upon the ***.

14.7                           Notices.  Each indemnified Party agrees to give the indemnifying Party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, “Claims”) for which such indemnified Party intends to assert a right to indemnification under this Agreement; provided however, that failure to give such notification shall not affect the indemnified Party’s entitlement to indemnification hereunder except to the extent that the indemnifying Party shall have been prejudiced as a result of such failure.  The indemnifying Party shall have the initial right (but not the obligation) to defend, settle or otherwise dispose of any Claim for which the indemnified Party intends to assert a right to indemnification under this Agreement as contemplated in the preceding sentence if and so long as the indemnifying Party has recognized in a written notice to the indemnified Party provided within thirty (30) days of such written notice its obligation to indemnify the indemnified Party for any Pharmacopeia Losses or Organon Losses (as the case may be) relating to such Claim; provided however that if the indemnifying Party assumes control of the defense, settlement, or disposition of a Claim, the indemnifying Party shall obtain the written consent of the indemnified Party prior to ceasing to defend, settling or otherwise disposing of the Claim.  If the indemnifying Party fails to state in a written notice during such thirty (30) day period its willingness to assume the defense of such a Claim, the Pharmacopeia or Organon Indemnitee, as the case may be, shall have the right to defend, settle or otherwise dispose of such claim, subject to the applicable provisions of Sections 14.2 and 14.3 above.

ARTICLE 15

TERM, TERMINATION, AND EXPIRATION

15.1.                        Term of Agreement.  The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect on a country-by-country and Collaboration Product-by-Collaboration Product basis until Organon and its Sublicensees have no remaining royalty obligations in a country, unless terminated earlier as provided in this Article 15.

15.2                           Research Term. The term of the Research Collaboration (the “Research Term”) shall commence on the Effective Date and terminate on the last day of the Second Research Term, unless extended by mutual agreement of the Parties, upon twelve (12) months written notice from Organon before the last day of the Second Research Term, in which case the Research Collaboration shall terminate on the last day of such extension.  Such extension may take the form of a limited wind-down period necessary to complete any ongoing Research Collaboration activities specifically directed towards the designation of a Lead Compound or Optionable Development Candidate.  The Parties will agree on compensation to Pharmacopeia for such a wind-down period.

15.3                           Termination.

15.3.1                  Breach.  Except as provided in Section 15.3.3, if either Party breaches, or defaults in the performance of, or fails to be in compliance with, any material warranty, representation, agreement or covenant of this Agreement, including any payment obligations, and such default or noncompliance shall not have been substantially remedied, or steps initiated to substantially remedy the same to the other Party’s reasonable satisfaction, within sixty (60) days after receipt by the defaulting Party of a written notice thereof and demand to cure such default from the other Party (or, in the case of a failure to pay any amount due hereunder, within ten (10) business days after receipt of such notice), the Party not in default or breach may terminate this Agreement subject to the provisions herein.  Such termination shall be effective only after submission of the dispute to arbitration as set forth in Section 16.19 and a determination by the arbitrators that there has been a material breach or default.

15.3.2                  Bankruptcy. Either Party may, subject to the provisions herein, terminate the Research Collaboration and this Agreement if, at any time, the other Party shall file in any court pursuant to any statute, a petition in bankruptcy or insolvency or for reorganization in bankruptcy or for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets, or if such Party proposes a written agreement of composition or extension of its debts, or if such Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such Party shall propose or be a party to any dissolution, or if such Party shall make an assignment for the benefit of creditors.

15.3.3                  Termination of Research Collaboration.

(a)                                  At the end of Research Year Two and Research Year Three, the Parties shall meet to review the progress of the Research Collaboration.  If the JRC determines that Organon and Pharmacopeia have each exercised commercially reasonable efforts, but Pharmacopeia has failed to deliver the following number of Lead Series per Research Year, Organon shall have the right to terminate the Research Collaboration at the end of Research Year Two or Research Year Three upon six (6) months notice to Pharmacopeia in the event that (i) in the case of Research Year Two, Pharmacopeia has failed to deliver one (1) Lead Series (with demonstrated progress towards one additional Lead Series) by the end of Research Year Two; or (ii) in the case of Research Year Three, Pharmacopeia has failed to deliver a cumulative total of three (3) Lead Series (with demonstrated progress towards one additional Lead Series) by the end of Research Year Three.   In the event that Organon elects to terminate the Research Collaboration as provided in this Section 15.3.3(a), all payments made to Pharmacopeia as of the date of the termination shall be non-refundable, provided, however, that during the six (6) months notice period, Organon shall have no obligation to provide further funding under Section 6.1, and Pharmacopeia shall provide thirty (30) FTE-months of effort in the Research Collaboration, at its own expense.

(b)                                 With respect to the Initial Research Term, in the event that Pharmacopeia determines that (1) Organon has not provided Pharmacopeia with targets in the number and frequency set forth herein, (2) Pharmacopeia is not able to accept the targets for screening in the Research Collaboration, provided that the inability of Pharmacopeia is due to conditions relating to such targets which are outside of Pharmacopeia’s control, or (3) Organon is not diligently carrying its activities hereunder (including but not limited to, failing to provide Pharmacopeia on a Target-by-Target basis with enabling Target Information, key reagents and the Assay and providing the resources to conduct in vivo models), then Pharmacopeia shall have the right upon six (6) months written notice to Organon, to terminate the Research Collaboration or to continue its activities hereunder on the Targets that have been accepted before the occurrence of any of the foregoing.  In the event that Pharmacopeia elects to terminate the Research Collaboration as provided in this Section, all payments made to Pharmacopeia hereunder as of the date of the termination shall be non-refundable, provided, however, that during the six (6) months notice period, the Parties shall continue their respective activities in the Research Collaboration.  In the event that Pharmacopeia elects to continue its activities hereunder on the Targets that have been accepted prior to the occurrence of any of the foregoing, then Pharmacopeia’s obligation to provide Lead Series shall be reduced in proportion to the reduction in the number of the targets made available to Pharmacopeia and that Pharmacopeia is able to accept pursuant to the terms set forth herein.  (By way of example, the number of Lead Series to be delivered by Pharmacopeia is expected to be approximately about 25% of the number of targets made available by Organon.  If the number of targets proposed by Organon is reduced to twenty (20) targets, then Pharmacopeia shall deliver no more than five (5) Lead Series to Organon).  The Parties agree that notwithstanding any reduction in the Lead Series to be delivered, Organon shall continue funding Pharmacopeia as provided herein.

(c)                                  Effective as of ***.  The Parties shall ***.  The Parties will ***.

(i) In the event ***.  In such case, on or about the effective date of such termination, ***.  Further, in the event of any such termination ***.

(ii) In the event ***.  Further, the provisions of Section ***.

15.3.4                  Rights in Law or Equity.  Except as otherwise expressly provided herein, termination by either Party pursuant to this Section 15.3 shall not prejudice any other remedy that a Party might have in law or equity, except that neither Party may claim compensation for lost opportunity or like consequential damages arising out of the fact of such termination.

15.4                           Effect of Breach or Termination.

15.4.1                  Accrued Obligations.  Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.

15.4.2                  Return of Materials.  Upon any termination of this Agreement, Organon and Pharmacopeia shall promptly return to the other Party all Confidential Information received from the other Party (except one copy of which may be retained for archival purposes).

15.4.3                  Effect of Termination of Research Collaboration.  After the effective date of any termination of the Research Collaboration, subject to the provisions of Sections 7.1.2, 15.3.3 and 15.3.4, Organon shall have no obligation to fund further research activities in the Research Collaboration, and Pharmacopeia shall have no further obligation to conduct such research activities after such date.

15.4.4                  Licenses.

(a)                                  Termination by Pharmacopeia Pursuant to Section 15.3.1 and 15.3.2. In the event of termination by Pharmacopeia pursuant to Sections 15.3.1 or 15.3.2, ***.

(b)                               Termination by Organon Pursuant to Sections 15.3.1 or 15.3.2.  In the event of termination by Organon pursuant to Sections 15.3.1 or 15.3.2, ***.

(c)                                  Termination Pursuant to Section 15.3.3. In the event of termination by either Party pursuant to Sections 15.3.3, ***.

15.5                           Survival.

(a)                                  General.  The provisions of Sections 3.5, 4.3, 5.6.1, 5.8, 5.9, 5.10, 8.3.2 and Articles 9, 10, 11, 14, 15, and 16 shall survive the expiration or termination of this Agreement.

(b)                                 ***.  In the event of an ***, (i) the provisions of Sections 8.3.2 and Articles 9, 10, 11, 14, 15 and 16 shall survive with respect to the applicable Optionable Development Candidate and, (ii) ***.  Further, in the event of an ***.

ARTICLE 16

MISCELLANEOUS

16.1                           Notices.  Any notice or other communication required or permitted to be given by either Party under this Agreement shall be effective when delivered, if delivered by hand or by electronic facsimile or five days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be addressed to each Party at the following addresses or such other address an may be designated by notice pursuant to this Section:

If to Pharmacopeia:

Pharmacopeia Drug Discovery, Inc.

3000 Eastpark Boulevard

Cranbury, NJ 08512-3516

Attn:  Chief Executive Officer

Fax: ***

With a copy to:

Pharmacopeia Drug Discovery, Inc.

3000 Eastpark Boulevard

Cranbury, NJ 08512-3516

Attn:  General Counsel

Fax: ***

If to Organon:

N.V. Organon

Kloosterstraat 6

5349 AB Oss

The Netherlands

Attn:  President

Fax #:  ***

with a copy to:

Organon Biosciences B.V.

Wethouder van Eschstraat 1

5342 AV Oss

The Netherlands

Attn:  Legal Affairs Department

Fax#:  ***

16.2                           Amendments.  No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by duly authorized representatives of both Parties.

16.3                           Waiver.  No waiver of any rights under this Agreement shall be deemed effective unless contained in writing signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed a waiver of any future breach or failure to perform or any other right arising under this Agreement.

16.4                           Headings.  The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties.

16.5                           Applicable Law.  This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Delaware and the Parties consent to the jurisdiction of the State and Federal Courts of Delaware.

16.6                           Severability.  If any provision of this Agreement is held to be invalid, void or unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the Parties to the maximal extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

16.7                           Assignment: Binding Effect.  Neither this Agreement, nor any obligations or rights hereunder, shall be assignable by any Party hereto without the prior written consent of the other Party; ***.  Any purported assignment in contravention of this Section shall, at the option of the non-assigning Party, be null and void and of no effect.

16.8                           No Implied licenses.  Only the licenses granted expressly herein shall be of legal force and effect.  No license rights shall be created hereunder by implication, estoppel or otherwise.

16.9                           Further Assurances.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.10                     Force Majeure.  No Party shall be liable for any failure or delay in performance under this Agreement to the extent such failure or delay arises from Force Majeure.  A Force Majeure is fire, explosion, earthquake, storm, flood, strike, labor difficulties, war, insurrection, riot, act of God or the public enemy, or any law, act, order, export or import control regulations, proclamation, decree, regulation, ordinance, or instructions of local, state, federal or foreign governmental or other public authorities, or judgment or decree of a court of competent jurisdiction (but excluding a court injunction against a Party’s performance) and not otherwise arising out of breach by such Party of this Agreement.  In the event of the occurrence of such an event, the Party so affected shall give prompt written notice to the other Party, stating the period of time the occurrence is expected to continue and shall use best efforts to end the failure or delay and ensure that the effects of such Force Majeure are minimized.

16.11                     Negation of Agency.  Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership, or similar relationship between Organon and Pharmacopeia.  The relationship between the Parties established by this Agreement is that of independent contractors.

16.12                     Publicity.  No public announcement concerning the existence or the terms of this Agreement shall be made, either directly or indirectly, by Pharmacopeia or Organon, except as may be legally required by applicable laws, regulations, or judicial order, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld.  The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release.  Neither Party shall issue any press release or make any public announcement, which includes or otherwise uses the name of the other Party in any public statement or document except with the prior written consent of such Party.

16.13                     Registration and Filing of the Agreement.  To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the U.S. Securities and Exchange Commission and the Competition Directorate of the Commission of the European Communities, in accordance with applicable laws and regulations, such Party may do so, and the other Party shall cooperate in such filing or notification and shall execute all documents reasonably required in connection therewith at the, expense of the requesting Party.  The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate, to respond to any request for further information therefrom at the expense of the requesting Party.

16.14                     Entire Agreement.  This Agreement and the Exhibits hereto may be amended from time to time in accordance with this Agreement) contains the entire agreement between the Parties with respect to the subject matter hereof.  Any prior agreement, arrangement or undertaking, whether oral or in writing is hereby superseded.

16.15                     Beneficiaries.  No person, other than Organon or Pharmacopeia and their permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

16.16                     Affiliates of Parties.  Each Party may perform its obligations hereunder personally or through one or more Affiliates and shall be responsible for the performance of such obligations, and any liabilities resulting therefrom.  Neither Party shall permit any of its Affiliates to commit any act (including any act of omission) which such Party is prohibited hereunder from committing directly.

16.17                     Compliance with Laws.  In exercising their rights under this Agreement, the Parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

16.18                     Patent Marking.  Organon agrees to mark and have its Affiliates and Sublicensees mark all Collaboration Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

16.19                     Dispute Resolution.

(a)                                  Attempt to Settle.  The Parties agree to take all reasonable efforts to resolve any and all disputes between them concerning diligence obligations and/or questions of material breach and default in connection with this Agreement in an amicable manner.

(b)                                 Binding Arbitration.  Except in the event of alleged breach, default or lack of diligence by a bankrupt or insolvent Party, the Parties agree that any such dispute that arises in connection with this Agreement and which cannot be amicably resolved by the Parties shall be resolved by binding arbitration as set forth in this Section, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) by three (3) arbitrators.

(c)                                  Written Notice.  If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved.  Within twenty (20) business days after its receipt of such notice, the other Party may, by written notice to the Party initiating arbitration, add additional issues to be resolved.

(d)                                 Selection of Arbitrators.  Within forty-five (45) days following the receipt of the notice of arbitration, the Parties shall agree on the arbitrators, or if the Parties are unable to agree the arbitrators shall be selected as provided in the AAA Commercial Arbitration Rules.  The arbitrators shall not be employees, directors or shareholders of either Party or of an Affiliate and shall be selected in accordance with AAA rules.  Where applicable, the arbitrators shall be independent experts in pharmaceutical product development (including clinical development and regulatory affairs) in the U.S., Japan and Europe.

(e)                                  Hearings.  The arbitrators shall conduct one or more hearings to allow the parties to present their positions regarding the dispute.

(i)                                     Discovery.  The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute.  Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.  The arbitrators shall have sole discretion with regard to the admissibility of any evidence.

(ii)                                  Proposed Ruling.  At least ten (10) business days prior to a hearing, each Party must submit to the arbitrators and serve on the other Party a proposed ruling on each issue to be resolved.  Such writings shall be limited to not more than fifty (50) pages.

(iii)                               Time; Testimony.  Each Party shall be entitled to no more than five (5) days of hearing to present testimony or documentary evidence.  Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony.  It shall be the responsibility of the arbitrators to determine whether the Parties have had the five (5) days to which each is entitled.

(iv)                              Representation by an Attorney.  Each Party shall have the right to be represented by counsel.

(v)                                 Location.  The arbitration shall take place in New York, NY.

(f)                                    Costs.  The costs of the arbitration, including administrative and arbitrator fees, shall be shared equally by the Parties.  Each Party shall bear its own costs and attorney and witness fees.

(g)                                 Written Decision.  The arbitrators shall render a written decision with their resolution of the dispute.  The decision of the arbitrators shall be final and not subject to appeal and binding on the Parties hereto.

(h)                                 Remedy.  A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

(i)                                     Final Decision Within One Year.  Any arbitration subject to this Section 16.19 shall be completed within one (1) year from the filing of notice of a request for such arbitration.

16.20                     No Trademark Rights.  Except as provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “Pharmacopeia,” “Organon” or any other trade name or trademark of the other Party or its Affiliates in connection with performance of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

N.V. ORGANON		PHARMACOPEIA DRUG
DISCOVERY, INC.

By:	/s/ C.D. Nicholson	By:	/s/ Leslie J. Browne

Name:	Dr. C.D. Nicholson	Name:	Leslie J. Browne, Ph.D.

Title:	Executive Vice President	Title:	President and
	Research & Development		Chief Executive Officer
Date:		Date:

By:	/s/ A.W.M. Rijnders

Name:	Dr. A.W.M. Rijnders
Title:	Senior Vice President Research
Date:

EXHIBIT A

***

***.

A-1

EXHIBIT B

Transferred Programs

***

B-1

EXHIBIT C

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 8th day of February, 2007 (the “Effective Date”) by and between Pharmacopeia Drug Discovery, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512, and N.V. Organon, a Dutch Company limited by shares, having a principal place of business at Kloosterstraat 6, 5342 AB Oss, The Netherlands (the “Purchaser”).

RECITALS

A.                                   The Company and the Purchaser have entered into that certain Collaboration and License Agreement, effective as of the 25th day of February, 2002, as modified by the Addendum effective December 22, 2003 and the Second Addendum effective December 1, 2004, and as further amended and restated effective as of the Effective Date (the “Collaboration Agreement”), and, in connection with, and as a condition to entering into the Collaboration Agreement, the Company and the Purchaser (collectively, the “Parties”) desire to enter into this Agreement providing the Company an option to sell shares of its capital stock to the Purchaser under certain circumstances.

B.                                     The Company desires to have the option to sell to the Purchaser, and the Purchaser, upon the exercise of such option by the Company, desires to make a purchase from the Company of, the Shares (as defined herein), in accordance with the terms and conditions set forth herein.

C.                                     As of the Effective Date, Purchaser owned 222,665 of the Company’s shares of Common Stock purchased in accordance with the terms of that certain Common Stock Purchase Agreement between the Purchaser and the Company (as successor in interest to Pharmacopeia, Inc.) dated as of May 31, 1996 (the “1996 Shares”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser do hereby agree as follows:

SECTION 1.                                Definitions. Unless otherwise defined herein in this Agreement, all capitalized terms shall have the meanings assigned to them in the Collaboration Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

1.1.                              “Affiliate” shall mean, in regard to any Person (the “referent person”), any Person that controls the referent person, any Person that the referent person controls, or any Person that is under common control with the referent person. For purposes of the preceding sentence, the term “control” shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, by contract or otherwise.

1.2.                              “Change of Control Transaction” means, with respect to the Company, an event in which: (a) any person (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of the Company or any of its controlling Affiliates acquires or otherwise becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or any of its controlling Affiliates representing more than fifty percent (50%) of the voting power of the then outstanding securities of the Company with respect to the election of directors of the Company; (b) the Company (i) consummates a merger, consolidation or similar transaction with another Person where the voting securities of the Company or any of its controlling Affiliates outstanding immediately preceding such transaction (or the voting securities issued with respect to the voting securities of the Company or any of its controlling Affiliates outstanding immediately preceding such transaction) represent less than fifty percent (50%) of the voting power of the Company or any of its controlling Affiliates or surviving entity, as the case may be, following such transaction, (ii) sells or otherwise transfers to any Person(s) in one or more related transactions more than fifty percent (50%) of its consolidated total assets, or assets from which more than fifty percent (50%) of its consolidated operating income for its most recent financial year was derived, or (iii) disposes by sale, assignment, exclusive license or otherwise of all or substantially all of its intellectual property rights, except for licenses under such intellectual property rights in the ordinary course of business and any isolated sale or assignment of specific items of intellectual property; or (c) in the event that the Company has equity securities registered under the Exchange Act, any “person” (as the term “person” is used for the purposes of Sections 13(d) or 14(d) of the Exchange Act) other than the Purchaser acquires forty percent (40%) or more of the voting power of the then-outstanding voting securities of the Company or any of its controlling Affiliates. For the purposes of this definition, a “controlling Affiliate” is an Affiliate that “controls” the Company, as such term is used in the definition of “Affiliate” in Section 1.1.

1.3.                              “Closing” shall mean the closing of the purchase and sale of the Shares.

1.4.                              “Collaboration Agreement” shall have the meaning set forth in the Recitals.

1.5.                              “Commission” shall mean the Securities and Exchange Commission.

1.6.                              “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

1.7.                              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8.                              “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

1.9.                              “Hard Cap Limit” shall mean fourteen and nine-tenths percent (14.9%) of the Company’s then outstanding Common Stock, as reported in the Company’s most recent SEC Report.

1.10.                        “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, governmental or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

1.11.                        “Operating Documents” shall mean the Company’s amended and restated certificate of incorporation, as filed with the State of Delaware, amended and restated bylaws, and all modifications and amendments thereto.

1.12.                        “Parties” shall have the meaning set forth in the Recitals.

1.13.                        “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

1.14.                        “Securities Act” shall mean the Securities Act of 1933, as amended.

1.15.                        “Shares” shall mean that number of shares of Common Stock calculated under Section 2.4 which the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company at the Closing, if any.

1.16.                        “Trading Days” shall mean a day on which The NASDAQ Global Market is open for trading.

1.17.                        Other Defined Terms. In addition to the terms defined in the Introduction and Recitals to this Agreement or preceding this in Section 1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

“Buy-up”	2.3

“Closing Date”	3.1

“DWAC”	3.2	(b)

“Form 10”	4.2

“Intellectual Property”	4.9

“Material Adverse Effect”	4.1

“Option”	2.2

“Option Notice”	2.3

“Per Share Purchase Price”	2.4	(a)

“Purchase Price”	2.4	(a)

“Registration Statement”	4.3

“SEC Reports”	4.13

“Written Disclosure”	9

SECTION 2.                                Authorization and Issuance of the Shares.

2.1.                              Authorization. The Company has, or shall have prior to the issuance, authorized the issuance and sale of the Shares pursuant to the terms and conditions hereof.

2.2.                              Option of the Company. The Purchaser grants the Company an option (the “Option”) to sell the Shares to the Purchaser, on the terms and subject to the conditions described in this Agreement.

2.3.                              Exercise of the Option. At such time as the Company ***. The Company shall deliver to the Purchaser the Option Notice in accordance with Section 10 hereof. Any such delivery of the Option Notice shall serve as an exercise of the Option by the Company. For the avoidance of doubt, the Company may not effect more than one Closing under this Agreement.

2.4.                              Number of Shares to be Issued at the Closing.

(a)                                        Subject to the terms and conditions of this Agreement, the per share purchase price (the “Per Share Purchase Price”) to be paid by the Purchaser for the Shares to be purchased from the Company on the Closing Date shall be equal to the average closing sale price for the Company’s Common Stock as reported in The Wall Street Journal for the thirty (30) business day period ending as of the date three (3) business days prior to such Closing Date. The number of Shares to be issued to the Purchaser at the Closing, if any, shall be equal to *** (rounded up or down to the nearest whole share).

(b)                                 Conditional Limit on Ownership.  Notwithstanding anything to the contrary contained in this Agreement, the total cumulative number of shares of Common Stock of the Company (including the 1996 Shares) owned by the Purchaser and its Affiliates shall at all times be equal to or less than the Hard Cap Limit.  In the event that, together with its ownership of the 1996 Shares, the purchase of Shares would cause the Purchaser and its Affiliates to be holders of Common Stock greater than the Hard Cap Limit, the Purchaser shall be relieved of its obligations to make such purchase but only to the extent that the Shares to be acquired by the Purchaser pursuant to the Agreement would cause the Purchaser and its Affiliates’ holdings to exceed the Hard Cap Limit.  For clarification, the Hard Cap Limit ownership test shall be calculated immediately prior to the Closing Date and it shall include any 1996 Shares that the Purchaser continues to own as of such time as well as the number of Shares proposed to be purchased pursuant to this Agreement.

2.5.                                    Issuance, Sale and Pricing of the Shares. Subject to the terms and conditions of this Agreement and to the Company’s voluntary exercise of the Option and delivery of the Option Notice to the Purchaser, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for the Purchase Price on the Closing Date.

SECTION 3.                                Closing; Delivery; Notice.

3.1.                              Closing. The Closing shall be held within thirty (30) days of the date of the delivery of the Option Notice at 10:00 a.m., New York time, or on such date as the Parties may mutually otherwise agree (the “Closing Date”).

3.2.                              Payment and Delivery of the Shares.

(a)                                  Payment. Subject to the terms and conditions of this Agreement, on the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer in immediately available funds to the account of the Company, in accordance with the wire instructions provided to the Purchaser by the Company.

(b)                                 Delivery. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue instructions to the Company’s stock transfer agent directing the Company’s transfer agent to prepare and deliver to the account of the Purchaser, by an automated share transfer through the Depository Trust Company system (“DWAC”), that number of shares of the Company representing the Shares no later than the Closing Date.

3.3.                              Location. The Closing shall be held at the principal offices of Dechert LLP, 997 Lenox Drive, Building 3, Suite 210, Lawrenceville, New Jersey, or at such other place as the Company and the Purchaser may agree.

SECTION 4.                                Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1.                              Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The Company has no subsidiaries. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company.

4.2.                              Authorized Capital Stock. As of the Effective Date, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 21,276,051 shares are outstanding, and 2,500,000 shares of preferred stock (5,000 shares of which have been designated as Series A Junior Participating Preferred Stock), of which no shares are outstanding. All of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Company’s Form 10 registration statement filed with the Commission on April 9, 2004, including any amendments or reports filed by the Company with the Commission for the purpose of updating such description (as amended, “Form 10”). Except as disclosed in the SEC Reports, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Form 10 and the SEC Reports accurately and fairly presents all material information with respect to such plans, arrangements, options and rights.

4.3.                              Issuance, Sale and Delivery of the Shares; Registration Statement.

(a)                                  The Shares have been, or prior to the issuance will have been, duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws). No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

(b)                                 At the Effective Date, the Company meets the requirements for use of Form S-3 under the Securities Act. The Company hereby agrees to use commercially reasonable efforts (i) to file with the Commission a registration statement on such form as the Company is then eligible to use for registration under the Securities Act of the offering and sale of the Shares (the “Registration Statement”) and (ii) to have such Registration Statement be declared effective under the Securities Act on or before the Closing Date.  When the Registration Statement or any amendment thereof or supplement thereto is declared effective, the Company will use its commercially reasonable efforts to ensure that it (x) will comply, in all material respects, with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and (y) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Closing Date no stop order preventing or suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose will have been instituted or threatened under the Securities Act.

4.4.                              Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the Operating Documents and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (a) any agreement, lease, franchise, license, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which would reasonably be expected to have a Material Adverse Effect, or (b) any statute or any judgment, decree, order, rule or regulation of any Governmental Authority applicable to the Company or any of its properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.                              No Defaults. The Company is not in violation or default of any provision of its Operating Documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents and which would reasonably be expected to have a Material Adverse Effect.

4.6.                              No Actions. (a) There are no Legal Proceedings pending and (b) there are no inquiries or investigations, nor, to the Company’s knowledge, are there any Legal Proceedings threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to discrimination matters, which Legal Proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. The Company is not party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other Governmental Authority which might reasonably be expected to have a Material Adverse Effect.

4.7.                              Properties. The Company has good and marketable title to all properties and assets reflected as owned in the financial statements included in the SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in the financial statements included in the SEC Reports or otherwise in the SEC Reports, or (b) those which are not material in amount and do not adversely affect the use of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole. The Company leases all such properties as are necessary to its operations as now conducted.

4.8.                              No Material Change. Since December 31, 2006, and except as described in the SEC Reports (a) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (b) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (c) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (d) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder or shares contributed as a matching contribution to participants’ accounts under the Company’s 401(k) plan, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or indebtedness not incurred in the ordinary course of business that is material to the Company; and (e) there has not been any other event which has caused, or is likely to cause, a Material Adverse Effect.

4.9.                              Intellectual Property. (a) The Company owns or has obtained licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company’s business as currently conducted (collectively, the “Intellectual Property”); and (b) (i) to the knowledge of the Company, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the SEC Reports that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (ii) there is no pending or, to the Company’s knowledge, threatened Legal Proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened Legal Proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material Legal Proceedings and claims; and (d) there is no pending or, to the Company’s knowledge, threatened Legal Proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material Legal Proceedings and claims.

4.10.                        Compliance. The Company has not been advised, nor does the Company have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

4.11.                        Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which might reasonably be expected to have a Material Adverse Effect.

4.12.                        Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.13.                        Reporting Company. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby (collectively, the “SEC Reports”).

4.14.                        Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from Governmental Authorities that are currently required for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.15.                        Financial Statements. The financial statements of the Company and the related notes contained in its SEC Reports present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

4.16                           Real Property Holding Corporation. The Company is not a “United States real property holding corporation,” as that term is defined in the Internal Revenue Code (“IRC”) Section 897(c)(2) and Treasury Regulation Section 1.897-2(b). If at any time in the future the Company shall become a “United States real property holding corporation,” the Company shall notify the Purchaser of such event as promptly as practicable. Within the thirty (30) days after receipt of a request from the Purchaser, the Company shall prepare and deliver to the Purchaser the statement required under Treasury Regulation Section 1.897-2(h) and, subject to the succeeding sentence, either or both of the following documents: (i) an affidavit in conformance with the requirements of IRC Section 1445(b)(3) and the regulations thereunder or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of the Company stock held by the Purchaser are of a class that is regularly traded on an established securities market, within the meaning of IRC Section 1445(b)(6) and the regulations thereunder. If the Company is unable to provide either of the documents described in (i) or (ii) above upon request, it shall promptly, and in any event within thirty (30) days, notify the Purchaser in writing of the reason for such inability. Finally, upon the request of the Purchaser and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall reasonably cooperate with the efforts of the Purchaser to obtain a “qualifying statement” within the meaning of IRC Section 1445(b)(4) and the regulations thereunder or such other documents as would excuse a transferee of the Purchaser’s interest from withholding of income tax imposed pursuant to IRC Section 897(a).

SECTION 5.                                Representations, Warranties and Covenants of the Purchaser.

5.1.                              The Purchaser represents and warrants to, and covenants with, the Company that:

(a)                                  the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares;

(b)                                 the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations promulgated thereunder);

(c)                                  the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the SEC Reports filed prior to the date of this Agreement and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein;

(d)                                 the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them;

(e)                                  the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and

(f)                                    the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of the Shares.

The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.2.                              The Purchaser hereby represents and warrants that as of the Effective Date, the Purchaser and its Affiliates collectively own 222,665 shares of Common Stock of the Company.

5.3.                              Unless otherwise required by law, including the Exchange Act, or by rules promulgated by the U.S. Securities and Exchange Commission, the Parties hereby agree to keep confidential all information concerning any sale by the Company of the Shares hereunder. The Parties understand that the information contained in the Collaboration Agreement and this Agreement (including the terms hereof) is strictly confidential and proprietary. The Parties hereby acknowledges that they are prohibited from reproducing or distributing the Collaboration Agreement, this Agreement, or any other materials or other information exchanged in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to their respective financial, investment or legal advisors in connection with its proposed investment in the Shares. Further, unless otherwise required by law, including the Exchange Act, or by rules promulgated by the U.S. Securities and Exchange Commission, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this sale of Shares must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering and the transactions contained in this Agreement and the Collaboration Agreement and any other material nonpublic information of which the Purchaser may become aware. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. The Parties’ obligations under this Section 5.3 will terminate upon the filing by the Company of a press release or press releases (pursuant to Section 9 herein) or a Current Report on Form 8-K describing this offering and the transactions contained in this Agreement and the Collaboration Agreement. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of either Party, or that a Party is legally required to disclose; provided, however, that if the a Party is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the other Party with prompt notice of any such request or order in time sufficient to enable such Party to seek an appropriate protective order.

5.4.                              The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the SEC Reports. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

5.5.                                    The Purchaser understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares.

5.6.                              The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.7.                              The Purchaser further represents and warrants to, and covenants with, the Company that (a) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other Governmental Authority applicable to the Purchaser, (c) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the

Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (e) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6.                                Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any Party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor and remain in full force and effect for period of one (1) year following the Closing Date.

SECTION 7.                                Conditions of Closing.

7.1.                              Conditions to Obligations of Purchaser to Consummate the Closing. The obligation of Purchaser to consummate the Closing and to purchase and pay for the Shares being issued pursuant to this Agreement is subject to the satisfaction or Purchaser’s waiver, on or prior to the Closing, of each of the following conditions, as applicable:

(a)                                  Company’s representations and warranties contained in this Agreement, as updated by Company’s SEC Reports filed prior to the beginning of the relevant period of thirty (30) days referred to in Section 2.4 of this Agreement, are and will be true and correct in all material respects as of the date of the Closing, as though made on and as of that date.

(b)                                 An officer’s certificate executed by Company’s Chief Executive Officer or Chief Financial Officer shall have been delivered to Purchaser certifying that the representations and warranties contained in this Agreement are true and correct in all material respects as of the Closing Date, as updated by Company’s SEC Reports filed prior to beginning of the relevant period of thirty (30) days referred to in Section 2.4 of this Agreement, subject to any required updated disclosure, as reflected in such officer’s certificate.

(c)                                  There shall be no Legal Proceeding challenging this Agreement or the transactions contemplated by this Agreement, or seeking to prevent or delay the consummation of any Closing, instituted and pending before any court or Governmental Authority.

(d)                                 The Common Stock of Company shall be trading or listed on The NASDAQ Global Market or any other national public securities exchange.

(e)                                  Company shall not be insolvent, have filed a petition for voluntary bankruptcy or have become the subject of an involuntary bankruptcy proceeding, have made an assignment for the benefit of creditors, have been voluntarily or involuntarily dissolved or have had a receiver, trustee or other court officer appointed for its property.

(f)                                    Purchaser shall have received an opinion of Dechert LLP, dated as of the date of the Closing, in a form reasonably satisfactory to Purchaser’s counsel.

(g)                                 Company shall have promptly delivered to Purchaser copies of any amendments or modifications to its Operating Documents certified by the Secretary of State of Delaware, and, with respect to the bylaws, the Secretary of Company.

(h)                                 The Company and the Purchaser shall have executed the Collaboration Agreement of even date herewith.

(i)                                     The Collaboration Agreement shall be in full force and effect and the Company shall not be in breach or default under the Collaboration Agreement.

(j)                                     The Company ***.

7.2.                              Conditions to Obligations of Company to Consummate the Closing. The obligations of Company to consummate the Closing and to sell and issue the Shares is subject to the satisfaction or Company’s waiver, on or prior to the Closing, of each of the following conditions, as applicable:

(a)                                  Purchaser’s representations and warranties and covenants contained in this Agreement are true and correct as of the date of the Closing, as though made on and as of that date.

(b)                                 There shall be no Legal Proceeding challenging this Agreement or the transactions contemplated by this Agreement, or seeking to prevent or delay the consummation of any Closing, instituted and pending before any court or Governmental Authority.

(c)                                  The Company shall have exercised the Option and shall have delivered to the Purchaser the Option Notice.

SECTION 8.                                Broker’s Fee. Each of the Parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 9.                                Publicity. Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Agreement (collectively, a “Written Disclosure”), without the prompt prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its Affiliates’ publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure and provide comments within two (2) Trading Days of the proposed drafts of the Written Disclosure.

SECTION 10.                          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the Party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other Party:

(a)                                  if to the Company, to:

Pharmacopeia Drug Discovery, Inc.

3000 Eastpark Boulevard

Cranbury, New Jersey 08512

Attn: General Counsel

Facsimile: (609) 452-3672

with a copy to:

Ella DeTrizio, Esq.

Dechert LLP

Princeton Pike Corporate Center

P.O. Box 5218

Princeton, NJ 08543-5218

Facsimile: (609) 620-3259

(b)                                 if to the Purchaser, at its address as set forth at the end of this Agreement,

with a copy to:

Organon International Inc.

56 Livingston Avenue

Roseland, NJ 07068

Attn:  General Counsel

SECTION 11.                          Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

SECTION 12.                          Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13.                          Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14.                          Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF TRENTON, COUNTY OF MERCER FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

SECTION 15.                          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered (including by facsimile) to the other Parties.

SECTION 16.                          Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 17.                          Parties. This agreement is made solely for the benefit of and is binding upon the Purchaser and the Company, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 18.                          Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. The rights of the Purchaser to purchase the Shares shall not be assigned without the consent of the Company.

SECTION 19.                          Further Assurances. Each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Leslie J. Browne

Name: Leslie J. Browne, Ph.D.

Title: President and Chief Executive Officer

N.V. ORGANON

By:	/s/ C.D. Nicholson

Name: Dr. C.D. Nicholson

Title: Executive Vice President
Research & Development

By:	/s/ A.W.M. Rijnders

Name: Dr. A.W.M. Rijnders

Title: Senior Vice President Research

Address:

Telephone:

Telecopy:

EXHIBIT D

General Development Candidate Criteria

***

D-1

EXHIBIT E

Joint Commercialization Agreement Terms

In the event an ***, the Parties agree that the Joint Commercialization Agreement referenced in Section 2.9(g) of the Agreement shall include the terms and principles set forth in this Exhibit E, It is understood that this Exhibit E does not contain all matters upon which agreement must be reached in order for the Joint Commercialization Agreement to be executed. The Parties will work in good faith to conclude a commercially standard Joint Commercialization Agreement within the time period and under the conditions set forth in Section 2.9(g) of the Agreement.

1. Additional Defined Terms. The Parties anticipate that terms not otherwise defined in the Joint Commercialization Agreement shall be as defined in the Agreement.

1.1 “Allocable Overhead” means ***. Allocable Overhead ***.

1.2 “Allowable Commercialization Costs” means ***.

1.3 “Bundled Transaction” has the meaning specified in the definition of Net Sales herein.

1.4 “Co-Commercialization Territory” means, subject to the Parties’ rights to designate a Joint Marketing Collaborator in a particular jurisdiction or region, all of the countries of the world.

1.5 “Commercialization” or “Commercialize” means any and all activities associated with marketing, promoting, communicating (including medical communications and publishing), distributing, importing, exporting or selling the Collaboration Product as set forth in the applicable Commercialization Plan, including the conduct of any activities (including any Post-approval Studies) directed to obtaining pricing and reimbursement approvals and any other Post-approval Studies not included in Development, in each case by a Party, its Affiliates or (sub)licensees.

1.6 “Commercialization Plan” means the plan to be developed by the Joint Commercialization Committee and, subject to Section 2.9(h) of the Agreement,  approved by the Joint Commercialization Committee for each Contract Year with respect to the Collaboration Product in accordance with the terms of the Joint Commercialization Agreement.

1.6A “Contract Year” means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31,        (the “First Contract Year”), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter. Each

Contract Year (other than the First and last Contract Year, as applicable) shall be divided into four (4) “Contract Quarters” comprised of successive three (3) month periods. In the First Contract Year, the first Contract Quarter shall begin on the Effective Date and end on

1.7 “Cost of Goods Sold” means ***. It is understood that ***. For purposes of the foregoing, ***. All ***. Under no circumstance shall ***.

1.8 “Detail” means a sales presentation by a professional sales representative to a target physician involved in prescribing the Collaboration Product in which the primary purpose is to discuss the benefits and features of the Collaboration Product. The Parties will agree in the Joint Commercialization Agreement how to fairly apportion professional sales representatives’ time and effort with respect to sales presentations in which more than only the Collaboration Product is discussed.

1.9 “Detail Costs” means the ***.

1.10 “Distribution Costs” means ***. Notwithstanding the foregoing, Distribution Costs shall ***. It is understood that ***.

1.11 “Economic Interest” means the ***.

1.12 “GAAP” means United States generally accepted accounting principles or International Financial Reporting Standards (IFRS), as they exist from time to time, consistently applied, and applicable based on the standard that the Party incurring costs or invoicing sales customarily uses for other similarly situated products.

1.13 “Joint Commercialization Committee” shall have the meaning more fully specified in the Joint Commercialization Agreement. Subject to Section 2.9(h) of the Agreement, the Joint Commercialization Committee shall oversee all aspects of the Co-Commercialization activities and shall discuss and agree on the parties respective roles within the Co-Commercialization activities.

1.14 “Manufacturing” or “Manufacture” means all activities set forth in the applicable manufacturing plan associated with the production, processing, filling, finishing, packaging, labeling, shipping and storage of Collaboration Products, including stability testing, formulation, manufacturing process development, process validation, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical development and quality assurance and quality control activities. Unless otherwise agreed, it is understood that ***.

1.15 “Net Sales” shall mean ***.

***. In the event that a ***. For the avoidance of doubt, ***.

***.

***.

***.

In the event that the ***.

***.

***.

1.16 “Operating Profit/Loss” means ***. For clarity, the ***.

1.17 “Post-approval Study” means a clinical trial conducted after Regulatory Approval of the Collaboration Product for the applicable indication has been obtained in the relevant country.

1.18 “Product Trademark” means one or more trademarks, slogans or logos that are used for the Commercialization of the Collaboration Product in the Co-Commercialization Territory.

1.19 “Regulatory and Licensing Costs” means the following costs and expenses attributable to ***.

1.20 “Sales and Marketing Costs” means ***. For the avoidance of doubt, in no event shall ***. Sales and Marketing Costs include the following, ***:

1.20.1 ***;

1.20.2 ***;

1.20.3 ***;

1.20.4  ***, and

1.20.5 ***.

2. General. The Parties shall prepare a Commercialization Plan setting forth the Parties respective activities within the joint commercialization effort related to the Collaboration Products ***, and will update the Commercialization Plans ***. It is intended that the ***. Each party shall contribute to Allowable Commercialization Costs as specified in Article 9.

2.1 Each annual Commercialization Plan shall be in writing and shall set forth with reasonable specificity the ***.

3. Marketing and Marketing Plans. The Joint Commercialization Committee shall coordinate and implement the marketing and Detail strategies and tactics, sales force training programs, sales forecasts and Post-approval Studies for the Collaboration Product in the Co-Commercialization Territory.

4. Sales Force. The Joint Commercialization Committee shall determine the number of Details to be performed by each Party. The Parties shall be responsible for providing Details ***. Notwithstanding the foregoing, it is understood that ***. If ***. For clarity, the measurement of the provision of Details by each Party will be made based on ***.

5. Labeling and Promotion. Subject to Section 2.9(h) of the Agreement, or unless otherwise agreed by the Parties: (a) the Collaboration Product will be marketed in each country with one label and will bear one or more Product Trademarks; and (b) all advertising and promotional material in respect of the Collaboration Product in each country (including any Collaboration Product labeling or packaging inserts to the extent permitted by law or required by any Regulatory Authority and approved by the Joint Commercialization Committee) will include both Parties’ respective name, address and logo, with the size and placement of each such name, address and logo to be equally prominent, and as further determined by the Joint Commercialization Committee.

6. Regulatory and Other Inquiries. Upon the entry into a Joint Commercialization Agreement for an Optionable Development Candidate, the following rights and obligations will apply with respect to regulatory matters:  It is understood that all regulatory applications, NDAs and Regulatory Approvals for Collaboration Products shall be ***. Upon being contacted by any Regulatory Agency for any regulatory purpose pertaining to this Agreement or to a Collaboration Product, each Party shall promptly notify and consult with the other, and *** hereunder.

7. Product Recall. In the event that either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of the Collaboration Product, or any lot or lots thereof, from a market in any country, it shall advise and consult with the other Party with respect thereto. ***. The costs and expenses of such recall or removal in each country, including expenses and other costs or obligations to Third Parties, the cost and expense of notifying customers and costs and expenses associated with shipment of the recalled Collaboration Product from a customer to either Party ***.

8. Commercialization by Joint Marketing Collaborators. In the event the Joint Commercialization Committee determines that a particular Collaboration Product should be commercialized entirely by or through one or more Third Parties (each, a “Joint Marketing Collaborator”) throughout the Territory or in one or more particular countries or regions, then subject to the Parties’ entry, in their respective sole discretion, into a definitive agreement with respect thereto with the applicable Joint Marketing Collaborator(s).

8.1 The Parties shall ***; and

8.2 Each Party shall take, or cause to be taken, all actions reasonably necessary to consummate and make effective any such agreement with such Joint Marketing/Development Collaborator.

9. Financial Terms.

9.1 Collaboration Cost and Revenue Sharing. Beginning with the first commercial sale of a Collaboration Product and throughout the term of the Commercialization Agreement, all Operating Profit/Loss shall be ***.

9.2 Reporting of Operating Profit/Loss and Detail Efforts.

9.2.1 Reports of Net Sales, Allowable Commercialization Costs and Details. During the term of the Commercialization Agreement, each Party shall, within ***, furnish to the other Party a written report showing in reasonable detail ***.

9.2.2 Consolidated Report of Operating Profit/Loss and Detail Efforts. During the term of the Commercialization Agreement, Organon shall, ***, furnish to Pharmacopeia a written report showing in reasonable detail and in United States Dollars: ***.

9.2.3 Payment of Operating Profit/Loss Amounts Owed. Amounts shown as owed by one Party to the other Party under the report delivered in accordance with Section 9.2.2 shall be payable within *** following the delivery of such report.

9.3 Exchange Rates. Gross sales, Net Sales, Allowable Commercialization Costs and Operating Profit/Loss attributable to countries other than the United States shall be calculated as the average of the “bid” and “asked” exchange rates provided by the Wall Street Journal Europe or other recognized reference source agreed to by the Parties, for all the business days of each calendar quarter, into United States Dollars, and otherwise in accordance with the standard exchange rate conversion practices used by the reporting Party for financial accounting purposes.

9.4 Records. The Parties shall each keep accurate books and accounts of record in connection with the Commercialization of the Collaboration Product in a manner consistent with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of gross sales, Net Sales, Allowable Commercialization Costs, Operating Profit/Loss and Details performed hereunder.

9.5 Audits. Upon the written request of a Party, the other Party shall permit an independent certified public accountant acceptable to the other Party selected by the requesting Party and acceptable to the other Party (such acceptance not to be unreasonably withheld, conditioned or delayed), to have access, at reasonable times and during normal business hours, to such records of such other Party as may be reasonably necessary to verify the accuracy of the reports described herein

(and, if not included in such reports, the gross sales of the Collaboration Product sold by such Party, its (sub)licensees and their respective Affiliates along with the calculation of Net Sales from such gross sales, in each case, on a country-by-country basis), in respect of ***. Each Party shall use commercially reasonable efforts to schedule all such verifications within *** after the requesting Party makes its written request. A verification of a Party’s books and records shall be conducted not more than ***. The report of the requesting Party’s independent certified public accountant shall be made available to both Parties. ***. The fees charged by such independent certified public accountant shall be paid ***. Each Party agrees that all information subject to review under this section or under any agreement with a (sub)licensee of a Party is confidential and that the Party receiving such information shall cause its independent certified public accountant to retain all such information in confidence. The requesting Party’s independent certified public accountant shall only report to the requesting Party as to the ***, and shall not disclose to the requesting Party any other information of the other Party or any (sub)licensee of a Party.

9.6 Withholding Taxes. In the event that any royalties or other payments due to a Party are subject to withholding tax required by law to be paid to the taxing authority of any foreign country, the amount of such tax may be withheld from the applicable royalties or other payment due such Party. The Party owing such payment shall promptly pay such tax on behalf of the Party to which such payment is owed and shall furnish the Party to which such payment is owed with a certificate of withholding tax so deducted for such Party’s avoidance of duplicate taxation in multiple countries. The Party owing such payment may not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, except to the extent same are paid on behalf of, or for the benefit of, the Party to which such payment is owed. The Party owing such payment shall maintain official receipts of payment of any such withholding taxes and shall forward such receipts to the Party to which such payment is owed.

9.7 Blocked Currency. If by Law or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, the Party owing such payment shall give the Party to which such payment is owed prompt written notice and shall make such payment due under this section through such means or methods as are lawful in such country as the Party to which such payment is owed may reasonably designate. Failing the designation by the Party to which such payment is owed of such lawful means or methods within thirty (30) days after such written notice is given to such Party, the Party owing such payment shall deposit such royalty payment in local currency to the credit of the Party to which such payment is owed in a recognized banking institution designated by such Party, or if none is designated by such Party within the thirty (30) day period described above, in a recognized banking institution selected by the Party owing such payment and identified in a written notice to other Party, and such deposit shall fulfill all obligations of the Party owing such payment to the other Party with respect to such payment.

9.8 Interest on Late Payments. A Party to which payment is owed under this Agreement shall have the right to seek to collect interest on any payments that are not paid on or before forty-five (45) days after the date such payments are due under this Agreement at an annual rate equal to the London Interbank Offered Rate, or the maximum amount permitted by law, whichever is less, calculated on the total number of days payment is delinquent.

9.9 Manner of Payment. All payments due Pharmacopeia hereunder shall be made in United States dollars, for Pharmacopeia’s account, by wire transfer to a bank in the United States designated in writing by Pharmacopeia; provided, however, that where payments in respect of Net Sales are based on Net Sales in non-U.S. currencies, the amount of Net Sales and any deductions used to calculate Net Sales, if any, shall be converted by Organon, using the average of the “bid” and “asked” exchange rates provided by the Wall Street Journal Europe or other recognized reference source agreed to by the Parties, for all the business days of each calendar quarter, into United States Dollars, and otherwise in accordance with the standard exchange rate conversion practices used by the reporting Party for financial accounting purposes. All payments required according to this Section 9 due Organon hereunder shall be made in Euros, for Organon’s account, by wire transfer to a bank in the Netherlands designated in writing by Organon. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%) calculated on the number of days such payment is delinquent. The interest available to each Party pursuant to this Section shall in no way limit any other remedies available.

Schedule 1

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EXHIBIT F

Patent Rights Applicable to Transferred Programs

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F-1